EXHIBIT 4.1

BROWN & BROWN, INC.

$200,000,000

5.57% Series A Senior Notes due September 15, 2011

6.08% Series B Senior Notes due July 15, 2014

NOTE PURCHASE AGREEMENT

Dated as of July 15, 2004

TABLE OF CONTENTS

1.	AUTHORIZATION OF NOTES.		1
2.	SALE AND PURCHASE OF NOTES.		2
3.	CLOSINGS.		2
	3.1.	First Closing.	2
	3.2.	Second Closing.	2
	3.3.	Failure of the Company to Deliver.	3
4.	CONDITIONS TO CLOSINGS.		3
	4.1.	Representations and Warranties.	3
	4.2.	Performance; No Default.	3
	4.3.	Compliance Certificates.	3
	4.4.	Opinions of Counsel.	4
	4.5.	Purchase Permitted By Applicable Law, etc.	4
	4.6.	Sale of Other Notes.	4
	4.7.	Payment of Special Counsel Fees.	5
	4.8.	Private Placement Number.	5
	4.9.	Changes in Corporate Structure.	5
	4.10.	Subsidiary Guaranty.	5
	4.11.	Amendments to Bank Credit Agreement.	5
	4.12.	Offeree Letter.	5
	4.13.	Wire Instructions.	6
	4.14.	Proceedings and Documents.	6
5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.		6
	5.1.	Organization; Power and Authority.	6
	5.2.	Authorization.	6
	5.3.	Disclosure.	7
	5.4.	Organization and Ownership of Shares of Subsidiaries.	7
	5.5.	Financial Statements.	7
	5.6.	Compliance with Laws, Other Instruments, etc.	8
	5.7.	Governmental Authorizations, etc.	8
	5.8.	Litigation; Observance of Statutes and Orders.	8
	5.9.	Taxes.	8
	5.10.	Title to Property; Leases.	9

	5.11.	Licenses, Permits, etc.	9
	5.12.	Compliance with ERISA.	9
	5.13.	Private Offering by the Company.	10
	5.14.	Use of Proceeds; Margin Regulations.	10
	5.15.	Existing Indebtedness.	11
	5.16.	Foreign Assets Control Regulations, etc.	11
	5.17.	Status under Certain Statutes.	11
6.	REPRESENTATIONS OF THE PURCHASER.		12
	6.1.	Purchase for Investment.	12
	6.2.	Source of Funds.	12
7.	INFORMATION AS TO COMPANY.		13
	7.1.	Financial and Business Information.	13
	7.2.	Officer’s Certificate.	16
	7.3.	Inspection.	16
8.	PREPAYMENT OF THE NOTES.		17
	8.1.	Required Prepayments.	17
	8.2.	Optional Prepayments with Make-Whole Amount.	17
	8.3.	Prepayment of Notes Upon Change in Control.	17
	8.4.	Offer to Prepay upon the Sale of Certain Assets.	18
	8.5.	Allocation of Partial Prepayments.	19
	8.6.	Maturity; Surrender, etc.	20
	8.7.	Purchase of Notes.	20
	8.8.	Make-Whole Amount.	20
9.	AFFIRMATIVE COVENANTS.		22
	9.1.	Compliance with Law.	22
	9.2.	Insurance.	22
	9.3.	Maintenance of Properties.	22
	9.4.	Payment of Taxes.	22
	9.5.	Corporate Existence, etc.	23
	9.6.	Subsidiary Guarantors.	23
10.	NEGATIVE COVENANTS.		24
	10.1.	Transactions with Affiliates.	24
	10.2.	Merger, Consolidation, etc.	24

	10.3.	Sale of Assets.	25
	10.4.	Limitation on Liens.	26
	10.5.	Leverage Ratio.	28
	10.6.	Fixed Charge Coverage Ratio.	28
	10.7.	Subsidiary Debt.	28
	10.8.	Restrictions on Dividends of Subsidiaries, etc.	29
	10.9.	Limitation on Priority Debt.	29
	10.10.	No Limitation on Prepayments or Amendments to Certain Financing Documents.	29
	10.11.	Line of Business.	29
11.	EVENTS OF DEFAULT.		29
12.	REMEDIES ON DEFAULT, ETC.		32
	12.1.	Acceleration.	32
	12.2.	Other Remedies.	32
	12.3.	Rescission.	32
	12.4.	No Waivers or Election of Remedies, Expenses, etc.	33
13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.		33
	13.1.	Registration of Notes.	33
	13.2.	Transfer and Exchange of Notes.	33
	13.3.	Replacement of Notes.	34
14.	PAYMENTS ON NOTES.		34
	14.1.	Place of Payment.	34
	14.2.	Home Office Payment.	34
15.	EXPENSES, ETC.		35
	15.1.	Transaction Expenses.	35
	15.2.	Survival.	35
16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.		35
17.	AMENDMENT AND WAIVER.		36
	17.1.	Requirements.	36
	17.2.	Solicitation of Holders of Notes.	36
	17.3.	Binding Effect, etc.	36
	17.4.	Notes held by Company, etc.	37
18.	NOTICES.		37

19.	REPRODUCTION OF DOCUMENTS.		37
20.	CONFIDENTIAL INFORMATION.		38
21.	SUBSTITUTION OF PURCHASER.		39
22.	MISCELLANEOUS.		39
	22.1.	Successors and Assigns.	39
	22.2.	Payments Due on Non-Business Days.	39
	22.3.	Severability.	39
	22.4.	Construction.	40
	22.5.	Counterparts.	40
	22.6.	Governing Law.	40

SCHEDULES AND EXHIBITS

SCHEDULE A	—	Information Relating To Purchasers

SCHEDULE B	—	Defined Terms

SCHEDULE 3	—	Payment Instructions

SCHEDULE 4.9	—	Changes in Corporate Structure

SCHEDULE 4.10	—	Subsidiary Guarantors

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.8	—	Certain Litigation

SCHEDULE 5.11	—	Patents, etc.

SCHEDULE 5.12	—	ERISA Affiliates and Plans

SCHEDULE 5.14	—	Use of Proceeds

SCHEDULE 5.15	—	Existing Indebtedness

EXHIBIT 1(a)	—	Form of 5.57% Series A Senior Note due September 15, 2011

EXHIBIT 1(b)	—	Form of 6.08% Series B Senior Note due July 15, 2014

EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel for the Company and certain of the Subsidiary Guarantors

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel for Arizona Subsidiary Guarantor

EXHIBIT 4.4(c)	—	Form of Opinion of Special Counsel for Pennsylvania Subsidiary Guarantor

EXHIBIT 4.4(d)	—	Form of Opinion of Special Counsel for Nevada Subsidiary Guarantor

EXHIBIT 4.4(e)	—	Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 4.10	—	Form of Subsidiary Guaranty

v

BROWN & BROWN, INC.

220 South Ridgewood Avenue

Daytona Beach, Florida 32114

5.57% Series A Senior Notes due September 15, 2011

6.08% Series B Senior Notes due July 15, 2014

July 15, 2004

To each of the Purchasers listed in

the attached Schedule A (the “Purchasers”)

Ladies and Gentlemen:

Brown & Brown, Inc., a Florida corporation (together with its successors and assigns, the “Company”), agrees with the Purchasers as follows:

1.	AUTHORIZATION OF NOTES.

The Company will authorize the issuance and sale of:

(a) $100,000,000 aggregate principal amount of its 5.57% Series A Senior Notes due September 15, 2011 (including any amendments, restatements or modifications from time to time, the “Series A Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement); and

(b) $100,000,000 aggregate principal amount of its 6.08% Series B Senior Notes due July 15, 2014 (including any amendments, restatements or modifications from time to time, the “Series B Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement).

The Series A Notes and the Series B Notes are sometimes referred to herein collectively as the “Notes.” The Series A Notes and the Series B Notes shall be substantially in the respective forms set out in Exhibits 1(a) and Exhibit 1(b), respectively, in each case with such changes thereto, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the First Closing or the Second Closing, as applicable, as provided for in Section 3, Notes of the Series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3.	CLOSINGS.

3.1.	First Closing.

The closing of the sale and purchase of $100,000,000 in aggregate principal amount of the Series B Notes to be purchased by the Purchasers shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022, at 10:00 a.m., local time, at a closing (the “First Closing”) on July 15, 2004 (the “First Closing Date”). At the First Closing the Company will deliver to the Purchasers the Series B Notes to be purchased by such Purchasers in the form of a single Series B Note (or such greater number of Series B Notes in denominations of at least $100,000, as the Purchasers may request), dated the First Closing Date and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), as indicated in Schedule A, against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor as directed by the Company in Schedule 3.

3.2.	Second Closing.

The closing of the sale and purchase of $100,000,000 in the aggregate principal amount of the Series A Notes to be purchased by the Purchasers on the Second Closing Date shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022, at 10:00 a.m., local time, at a closing (the “Second Closing”; the First Closing and the Second Closing being sometimes referred to herein collectively as the “Closings” and individually as a “Closing”) on September 15, 2004 (the “Second Closing Date”). At the Second Closing the Company will deliver to the Purchasers the Series A Notes to be purchased by such Purchasers in the form of a single Series A Note (or such greater number of Series A Notes in denominations of at least $100,000 as the Purchasers may request), dated the Second Closing Date, and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), as indicated in Schedule A, against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor as directed by the Company in Schedule 3. The failure of the Company to satisfy the conditions precedent set forth in Section 4 at the Second Closing shall relieve the Purchasers of all obligations under this Agreement with respect to the Second Closing.

3.3.	Failure of the Company to Deliver.

If on either Closing Date, the Company fails to tender to the Purchasers the Notes to be acquired by such Purchasers on such Closing Date, or if the conditions specified in Section 4 have not been fulfilled to each Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement without thereby waiving any rights each such Purchaser may have by reason of such failure or such nonfulfillment. In addition, if such tender shall not be made to any Purchaser on the Second Closing Date, or if any of the conditions specified in Sections 4.1, 4.2, 4.3, 4.4(a), 4.4(b), 4.4(c), 4.4(d), 4.4(e), 4.6 or 4.7 have not been fulfilled on such date, and such Purchaser does not purchase such Series A Notes as a result thereof, the Company shall pay to such Purchaser a Second Closing Compensation Amount with respect to the Series A Notes to be purchased by such Purchaser on such date. As used herein the term “Second Closing Compensation Amount” shall mean, with respect to any Series A Note to be purchased at the Second Closing, an amount equal to 0.25% of the aggregate principal amount of such Series A Notes to be purchased by such Purchaser as indicated in Schedule A.

4.	CONDITIONS TO CLOSINGS.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to it at each Closing is subject to the fulfillment to each such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

4.1.	Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct when made and at the time of each Closing.

4.2.	Performance; No Default.

Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at each Closing and, after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.

4.3.	Compliance Certificates.

(a) Company Officer’s Certificate. The Company shall have delivered to each Purchaser an Officer’s Certificate, dated the applicable Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Company Secretary’s Certificate. The Company shall have delivered to each Purchaser a certificate, dated the applicable Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

(c) Subsidiary Guarantors’ Secretary’s Certificate. Each of the Subsidiary Guarantors shall have delivered to each Purchaser a certificate, dated the applicable

Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty by such Subsidiary Guarantor.

4.4.	Opinions of Counsel.

Each Purchaser shall have received opinions in form and substance satisfactory to it, dated such applicable Closing Date (a) from Holland & Knight LLP, counsel for the Company and certain of the Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as the Purchasers or their counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to each Purchaser), (b) from Gallagher & Kennedy, PA., Arizona counsel for Brown & Brown Insurance of Arizona, Inc., covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as the Purchasers or their counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to each Purchaser), (c) from Fitzpatrick Lentz & Bubba, P.C., Pennsylvania counsel for Brown & Brown of Lehigh Valley, Inc., covering the matters set forth in Exhibit 4.4(c) and covering such other matters incident to the transactions contemplated hereby as the Purchasers or their counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to each Purchaser), (d) from Schreck Brignone, Nevada counsel for Brown & Brown Insurance of Nevada, Inc., covering the matters set forth in Exhibit 4.4(d) and covering such other matters incident to the transactions contemplated hereby as the Purchasers or their counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to each Purchaser), and (e) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(e) and covering such other matters incident to such transactions as any Purchaser may reasonably request.

4.5.	Purchase Permitted By Applicable Law, etc.

On such applicable Closing Date, each Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the First Closing Date. If so requested, each Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as it may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6.	Sale of Other Notes.

Contemporaneously with each Closing the Company shall sell to each Purchaser and each Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Schedule A.

4.7.	Payment of Special Counsel Fees.

Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such applicable Closing Date.

4.8.	Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of Notes.

4.9.	Changes in Corporate Structure.

Except as specified in Schedule 4.9, no Obligor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.	Subsidiary Guaranty.

Each Subsidiary Guarantor listed in Schedule 4.10 shall have executed and delivered to the Purchasers a guaranty agreement (as may be amended, restated or modified from time to time, the “Subsidiary Guaranty”), substantially in the form of Exhibit 4.10.

4.11.	Amendments to Bank Credit Agreement.

The Company shall have delivered to the Purchasers fully executed copies of (a) that certain First Amendment to Amended and Restated Revolving and Term Loan Agreement dated as of July 15, 2004 between the Company and SunTrust Bank, (b) that certain Agreement Regarding Confirmation and Release of Guarantors in connection with Revolving and Term Loan Agreement between the Company and SunTrust Bank dated as of July 15, 2004, (c) that certain Second Amendment to Revolving Loan Agreement dated as of July 15, 2004 between the Company and SunTrust Bank and (d) that certain Agreement Regarding Confirmation and Release of Guarantors in connection with Revolving Loan Agreement between the Company and SunTrust Bank dated as of July 15, 2004, each certified as true and correct by a Responsible Officer of the Company.

4.12.	Offeree Letter.

SunTrust Capital Markets, Inc. shall have delivered to the Company, its counsel, each of the Purchasers and the Purchasers’ special counsel an offeree letter, in form and substance satisfactory to each Purchaser and the Company, confirming the manner of the offering of the Notes by SunTrust Capital Markets, Inc.

4.13.	Wire Instructions.

No later than two (2) Business Days prior to each Closing, the Company shall have delivered to the Purchasers a letter on the Company’s letterhead which provides the wiring instructions for the Purchasers to wire their funds for payment of the Notes.

4.14.	Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to each Purchaser and its special counsel, and each Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or its counsel may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

5.1.	Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.	Authorization.

(a) This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor party thereto, and the Subsidiary Guaranty constitutes the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’

rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	Disclosure.

The Company, through its agent, SunTrust Capital Markets, Inc., has delivered to each Purchaser a copy of a Confidential Offering Memorandum, dated June 2004 (the “Memorandum”), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2003 there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.4.	Organization and Ownership of Shares of Subsidiaries.

(a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary.

(b) All of the outstanding shares of Capital Stock of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, to execute and deliver the Subsidiary Guaranty, and to perform the provisions thereof.

5.5.	Financial Statements.

The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.	Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by each Obligor of the Financing Documents to which such Obligor is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.	Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Company of this Agreement or the Notes and (b) each Subsidiary Guarantor of the Subsidiary Guaranty.

5.8.	Litigation; Observance of Statutes and Orders.

(a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9.	Taxes.

The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Company nor any Subsidiary has entered into any agreement with the Internal Revenue Service tolling the statute of limitations that is currently in effect with respect to any tax returns or any taxes due in respect thereof.

5.10.	Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

5.11.	Licenses, Permits, etc.

Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12.	Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or section 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $3,000,000 in the case of any single Plan and by more than $5,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) Schedule 5.12 sets forth all ERISA Affiliates and all “employee benefit plans” maintained by the Company (or an “affiliate” thereof) or in respect of which the Notes could constitute an “employer security” (“employee benefit plan” has the meaning specified in section 3 of ERISA, “affiliate” has the meaning specified in section 407(d) of ERISA and section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and “employer security” has the meaning specified in section 407(d) of ERISA).

5.13.	Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than thirty-eight (38) other Institutional Investors (as defined in clause (c) of the definition of such term), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of

Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.	Existing Indebtedness.

Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of July 14, 2004 and sets forth a listing of the Subsidiaries obligated under the Subsidiary Guaranty. Since July 14, 2004 there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

5.16.	Foreign Assets Control Regulations, etc.

Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate (a) the Trading with the Enemy Act, as amended, or (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, (i) neither the Company nor any Subsidiary is or will become a blocked Person described by Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (31 CFR Part 595 et seq.) and (ii) the Company and its Subsidiaries shall use all commercially reasonable efforts to refrain from engaging in any dealings or transactions, or is otherwise associated, with any such Person.

5.17.	Status under Certain Statutes.

Neither the Company nor any Subsidiary is (a) subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended or (b) in violation of the USA Patriot Act.

6.	REPRESENTATIONS OF THE PURCHASER.

6.1.	Purchase for Investment.

Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts or investments fund maintained or managed by such Purchaser or for the account of one or more pension or trust funds over which such Purchaser has investment discretion and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s property shall at all times be within such Purchaser’s control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.	Source of Funds.

Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as defined in the United States Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60) (issued July 12, 1995) and in respect thereof each Purchaser represents that there is no “employee benefit plan” (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners’ Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such employee benefit plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as disclosed by such Purchaser to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in section V(e) of the QPAM Exemption) owns a 5% or greater interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of part IV of the INHAM exemption), the conditions of part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in section IV(d) of the INHAM Exemption) owns a 5% or greater interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this paragraph (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.	INFORMATION AS TO COMPANY.

7.1.	Financial and Business Information.

The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements. — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

(b) Annual Statements. — within 90 days after the end of each fiscal year of the Company, duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

(c) SEC and Other Reports. — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

(d) Notice of Default or Event of Default. — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters. — with reasonable promptness, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the First Closing Date; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f) Rule 144A. — with reasonable promptness, after any holder of Notes so requests, such information regarding the Obligors required to satisfy the requirements of Rule 144A under the Securities Act, as amended from time to time, in connection with any contemplated transfer of the Notes pursuant to Rule 144A; and

(g) Requested Information. — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of any Obligor to perform its obligations under the Financing Documents to which it is a party as from time to time may be reasonably requested by any such holder of Notes.

7.2. Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.2(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance. — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.5, Section 10.6 and Section 10.9, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage at the end of such period or then in existence); and

(b) Event of Default. — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3. Inspection.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default. — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company and during normal business hours unless otherwise agreed by the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; provided that neither the Company nor any of its Subsidiaries shall be required to disclose information that the Company or such Subsidiary is prohibited from disclosing by the terms of a confidentiality agreement binding upon the Company or such Subsidiary and not entered into in contemplation of this clause (a) provided the Company has made a good faith attempt to obtain consent from the party in whose favor the obligation of confidentiality was made to permit disclosure of the relevant information; and

(b) Default. — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. PREPAYMENT OF THE NOTES.

8.1. Required Prepayments.

The outstanding principal amount, if any, of (a) the Series A Notes shall be repaid by the Company, at par and without payment of the Make-Whole Amount or any premium, on September 15, 2011, and (b) the Series B Notes shall be repaid by the Company, at par and without payment of the Make-Whole Amount or any premium, on July 15, 2014.

8.2. Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note and of each Series held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3. Prepayment of Notes Upon Change in Control.

(a) Notice of Change in Control. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. In the case that a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.3.

(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in this case and in the case of Section 8.4(a) only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Change in Control Prepayment Date”) that is not less than 45 days and not more than 60 days after the date of such offer (if the Change in Control Prepayment Date shall not be specified in such offer, the Change in Control Prepayment Date shall be the 45th day after the date of such offer).

(c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not more than 30 days after the date the written offer notice referred to in subsection (a) of this Section 8.3 is given to the holders of the Notes. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder on the last date for acceptance provided for in this subsection (c).

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the applicable Change in Control Prepayment Date. Each prepayment of Notes pursuant to this Section 8.3 shall be made on the applicable Change in Control Prepayment Date.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the proposed Change in Control Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid as of the Change in Control Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control (including, if known, the name or names of the Person or Persons acquiring control).

(f) “Change in Control Defined.” A “Change in Control” shall occur if any Person or group of Persons acting in concert, together with Affiliates thereof (other than members of the Brown Family), shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% of the issued and outstanding Voting Stock of the Company at any time after the First Closing Date or shall otherwise have the ability to elect a majority of the members of the board of directors of the Company.

8.4. Offer to Prepay upon the Sale of Certain Assets.

(a) Notice and Offer. In the event of any Debt Prepayment Application under Section 10.3 of this Agreement (a “Debt Prepayment Transfer”), the Company will offer to prepay the Notes (the “Transfer Prepayment Offer”) in compliance with the requirements for a Debt Prepayment Application (as set forth in the definition thereof), and give written notice of such offer to each holder of Notes. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Net Proceeds in respect of such Debt Prepayment Transfer on a date specified in such notice (the “Transfer Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice, together with interest on the amount to be so prepaid accrued to the Transfer Prepayment Date. If the Transfer Prepayment Date shall not be specified in such notice, the Transfer Prepayment Date shall be the fortieth (40th) day after the date of such notice.

(b) Acceptance and Payment. To accept such Transfer Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than ten (10) Business Days after the date of such written notice from the Company, provided, that failure to accept such offer in writing within ten (10) Business Days after the date of such written notice shall be deemed to constitute a rejection of the Transfer Prepayment Offer. If so accepted by any holder of a Note, such offered prepayment (equal to not less than such holder’s Ratable Portion of the Net Proceeds in respect of such Debt Prepayment Transfer) shall be due and payable on the Transfer Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Transfer Prepayment Date.

(c) Officer’s Certificate. Each Transfer Prepayment Offer pursuant to this Section 8.4 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (i) the Transfer Prepayment Date, (ii) the Net Proceeds in respect of the applicable Debt Prepayment Transfer, (iii) that such offer is being made pursuant to Section 8.4 and Section 10.3 of this Agreement, (iv) the principal amount of each Note offered to be prepaid, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Transfer Prepayment Date, (vi) the calculation of the Ratable Portion of the Net Proceeds in respect of such Debt Prepayment Transfer and (vii) in reasonable detail, the nature of the Transfer giving rise to such Debt Prepayment Transfer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

(d) Notice Concerning Status of Holders of Notes. Promptly after each Transfer Prepayment Date and the making of all prepayments contemplated on such Transfer Prepayment Date under this Section 8.4 (and, in any event, within thirty (30) days thereafter), the Company shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.

8.5. Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, without regard to the Series of such Notes.

8.6. Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7. Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata (without regard to Series) to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 14 Business Days. If the holders of more than 15% of the principal amount of the Notes then outstanding timely accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.8. Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note of either Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note of such Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note of either Series, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note of either Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series of Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note of either Series, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on the Bloomberg Financial Market Service (or such other display as may replace Page PX1 on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life. The Reinvestment Yield will be rounded to the number of decimals as appears in the coupon for the applicable Series of Notes.

“Remaining Average Life” means, with respect to any Called Principal of either Series of Notes, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note of either Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note of either Series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

9.1. Compliance with Law.

The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.2. Insurance.

The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self- insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3. Maintenance of Properties.

The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.4. Payment of Taxes.

The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.5. Corporate Existence, etc.

The Company will at all times preserve and keep in full force and effect its corporate existence. Except as provided in Section 10.2 and Section 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.6. Subsidiary Guarantors.

(a) The Company will cause each Subsidiary which has provided or does provide a Guaranty of the Indebtedness of the Company or any Subsidiary under a Bank Credit Agreement (regardless of whether it has previously been discharged from any such Guaranty and becomes liable under a new Guaranty) to become a Subsidiary Guarantor on a joint and several basis with all other Subsidiary Guarantors under the Subsidiary Guaranty as promptly as practicable after (but in any event within 30 days of) the date such Subsidiary first guaranties such Indebtedness, by causing such Subsidiary to execute and deliver to the holders of the Notes a joinder agreement to the Subsidiary Guaranty in the form attached to the Subsidiary Guaranty, together with all documents and opinions which the Required Holders may reasonably request relating to the existence of such Subsidiary, the corporate or other authority for and the validity of the Subsidiary Guaranty, and any other matters reasonably determined by the Required Holders to be relevant thereto, all in form and substance reasonably satisfactory to the Required Holders.

(b) The holders of the Notes agree that if the obligations of a Subsidiary Guarantor, whether direct or indirect, as a co-borrower, guarantor or otherwise, of any Indebtedness of the Company or its Subsidiaries under any Bank Credit Agreement shall, at any time after the First Closing Date, be terminated by the holders of such Indebtedness, the holders of the Notes shall, within 30 days of receipt of a written request of the Company, take such action and execute such documents as the Company or such Subsidiary shall reasonably request to give effect to the termination, release and discharge of such Subsidiary’s obligations under the Subsidiary Guaranty so long as no Default or Event of Default is continuing;; provided, however, that such Subsidiary Guarantor shall not be released from its obligations as a Subsidiary Guarantor if in connection with the release of such Subsidiary Guarantor from its obligations under its Guaranty of the Indebtedness of the Company or any Subsidiaries under any Bank Credit

Agreement, the Company or any of its Subsidiaries pays any consideration to the holders of such Indebtedness in consideration of such release, unless the holders of Notes are paid equivalent consideration for such release; and provided, further, that in the event any such Subsidiary Guarantor shall at any time after the release provided for in this Section 9.6 enter into a Guaranty of, or otherwise become directly or indirectly liable for (whether by way of becoming a co-borrower, guarantor or otherwise), all or any part of the Indebtedness of the Company or its Subsidiaries under a Bank Credit Agreement, the Company will cause such Subsidiary Guarantor contemporaneously with entering into any such Guaranty or incurring such liability (and in any event within 30 days thereafter) to execute and deliver to the holders of the Notes, (i) a joinder agreement to the Subsidiary Guaranty in accordance with the provisions thereof, and (ii) such opinions of counsel, certificates accompanying authorizing resolutions and corporate or similar documents, and such other agreements, instruments and other documents as the Required Holders may reasonably request, each of foregoing in form and substance reasonably satisfactory to the Required Holders.

10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1. Transactions with Affiliates.

The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

10.2. Merger, Consolidation, etc.

The Company will not, nor will it permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets or a controlling equity interest in a Subsidiary Guarantor in a single transaction or series of transactions to any Person (except that a Subsidiary Guarantor may (x) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, the Company or another Subsidiary of the Company so long as in each case, the survivor of such merger or consolidation or the transferee of such assets shall have assumed such Guaranty and (y) convey, transfer or lease all or substantially all of its assets (including any such transaction effected by means of a merger or consolidation of such Subsidiary Guarantor with or into another Person) in compliance with the provisions of Section 10.3), provided that the foregoing restriction does not apply to the consolidation or merger of the Company or a Subsidiary Guarantor with the Company or another Subsidiary Guarantor, or the conveyance, transfer or lease of all or substantially all of the assets of the Company or a Subsidiary Guarantor, or a controlling equity interest in a Subsidiary Guarantor, in a single transaction or series of transactions to any Person so long as:

(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company or such Subsidiary Guarantor, or a controlling equity interest in a Subsidiary Guarantor, as the case may be (the “Successor Corporation”), shall be a solvent entity organized and existing under the laws of the United States or any State thereof (including the District of Columbia);

(b) if the Company or a Subsidiary Guarantor is party to such transaction and is not the Successor Corporation, such Person shall (i) have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of such Obligor, as the case may be, under the applicable Financing Documents in form and substance satisfactory to the Required Holders and (ii) have caused to be delivered to each holder of any Notes an opinion reasonably satisfactory to the Required Holders of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their respective terms and comply with the terms hereof;

(c) to the extent the Company is a party and is not the surviving Person of such transaction, each Subsidiary Guarantor shall have executed and delivered to each holder of Notes its reaffirmation of its obligations under the Subsidiary Guaranty in form and substance satisfactory to the Required Holders; and

(d) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, to be determined on a Pro Forma Basis with respect to compliance with Sections 10.5 and 10.6, and the Company shall have delivered to each holder of the Notes computations evidencing compliance with such Sections.

No such conveyance, transfer or lease of all or substantially all of the assets of any Obligor shall have the effect of releasing such Obligor or any Successor Corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under the applicable Financing Documents.

10.3. Sale of Assets.

Except as permitted under Section 10.2, the Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

(a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary provided, however, that the Company and its Subsidiaries shall be permitted to engage in Asset Dispositions that are in the best interest of the disposing Person, regardless of whether such Person receives Fair Market Value for the property subject thereto, so long as the aggregate Disposition Value of all property subject to any such Asset Disposition in any fiscal year is not in excess of 2% of Consolidated Total Assets (determined as of the end of the then most recently ended fiscal year of the Company);

(b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

(c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the then current fiscal year of the Company would not exceed 15% of Consolidated Total Assets (determined as of the end of the then most recently ended fiscal year of the Company).

If an amount equal to the Net Proceeds arising from any Asset Disposition is applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after the date of such Asset Disposition, then such Asset Disposition, only for the purpose of determining compliance with subsection (c) of this Section 10.3 as of any date, shall be deemed not to be an Asset Disposition as of the date of such application.

10.4. Limitation on Liens.

The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or assets (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits except for the following:

(a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b) Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of its property which are not incurred in connection with the incurrence of Indebtedness and rights of set-off incurred in the ordinary course of business and which do not, in the aggregate, materially impair the use of such property in the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purposes of such business (including without limitation, contingent liens arising in favor of insurance carriers under agency agreements with the Company or any Subsidiary;

(c) minor survey exceptions or minor encumbrances which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities, which do not materially impair their use in operations of the business of the Company and its Subsidiaries;

(d) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(e) Liens on property or assets of the Company or any of its Subsidiaries securing Indebtedness owing to the Company or to a Wholly-Owned Subsidiary;

(f) Liens in existence at on the First Closing Date and securing the Indebtedness of the Company and its Subsidiaries as set forth in Schedule 5.15;

(g) Liens securing any obligations of a Person existing at the time such Person becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary or Liens on an asset existing at the time such asset shall have first been acquired by the Company or any Subsidiary, provided that (i) such Liens shall not extend to or cover any property other than the property subject to such Liens immediately prior to such time, (ii) such Liens shall not have been created in contemplation of such merger, consolidation or acquisition or such Person becoming a Subsidiary, (iii) the amount of the commitment in respect of the obligations secured by such Liens is not increased after such time and (iv) the principal amount of the obligations secured by any such Lien shall not exceed the Fair Market Value (as determined in good faith by a Responsible Officer of the Company) of such property and any improvements thereon at the time such Person becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary or such asset is acquired;

(h) any Lien created on tangible real or personal property (or any improvement thereon) to secure all or any part of the purchase price or cost of construction, improvement or development of such tangible real or personal property (or any improvement thereon), or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or the cost of construction of tangible real or personal property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the First Closing Date, provided that

(i) the principal amount of the Indebtedness secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by a Responsible Officer of such Person) of such property and any improvements thereon at the time of such acquisition or construction;

(ii) each such Lien shall extend solely to the item or items of property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon); and

(iii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property (or improvement thereon);

(i) any Lien renewing, extending or refunding Liens permitted by paragraphs (g) and (h) of this Section 10.4, provided that (i) the amount of the commitment in respect of the Indebtedness secured by such Lien immediately prior to such renewal, extension or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal, or refunding, no Default or Event of Default would exist; and

(j) Liens not otherwise permitted by subsections (a) through (j) above, provided that after giving effect to any such Liens Priority Debt will not at any time exceed 20% of Consolidated Net Worth (determined as of the last day of the then most recently ended fiscal quarter of the Company).

10.5. Leverage Ratio.

The Company will not, at any time, permit the ratio of Consolidated Net Indebtedness as of the end of any fiscal quarter of the Company to Consolidated EBITDA, for the period of four consecutive fiscal quarters of the Company ending with and including such fiscal quarter, to be greater than 2.75 to 1.00.

10.6. Fixed Charge Coverage Ratio.

The Company will not permit the Fixed Charge Coverage Ratio, to be less than 1.50 to 1.0 at the end of any fiscal quarter.

10.7. Subsidiary Debt.

The Company will not at any time permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

(a) Indebtedness of a Subsidiary outstanding on the First Closing Date and disclosed in Schedule 5.15 and any extension, renewal or refunding thereof, provided that the amount of the commitment in respect of such Indebtedness in effect immediately before giving effect to such extension, renewal or refunding is not increased, the maturity thereof is not reduced and no Default or Event of Default exists at the time of such extension, renewal or refunding;

(b) Indebtedness of a Subsidiary owed to the Company or a Wholly-Owned Subsidiary;

(c) Indebtedness of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, provided that (i) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary, (ii) immediately after such Person becomes a Subsidiary no Default or Event of Default shall exist, and (iii) such Indebtedness shall cease to be permitted under this clause (c) to the extent that such Indebtedness remains Indebtedness of a Subsidiary on the 365th day after such Person became a Subsidiary, and such Indebtedness may be extended, renewed or refunded if immediately after such extension, renewal or refunding no Default or Event of Default would exist but shall cease to be permitted under this clause (c) on the 365th day after such Person becomes a Subsidiary; and

(d) Indebtedness of a Subsidiary in addition to that otherwise permitted by the foregoing provisions of this Section 10.7, provided that on the date the Subsidiary incurs or otherwise becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness, no Default or Event of Default exists.

10.8. Restrictions on Dividends of Subsidiaries, etc.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any agreement or other arrangements that would prohibit, restrict or impose any condition upon such Subsidiary’s ability or right to pay dividends or other distributions to, or make advances to or Investments in, the Company, or, if such Subsidiary is not directly owned by the Company, the “parent” Subsidiary of such Subsidiary; provided that (x) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement and (y) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted under the terms of this Agreement.

10.9. Limitation on Priority Debt.

The Company will not permit Priority Debt, determined at any time, to exceed 20% of Consolidated Net Worth, determined as of the last day of the then most recently ended fiscal quarter of the Company.

10.10. No Limitation on Prepayments or Amendments to Certain Financing Documents.

The Company will not, nor will it permit any Subsidiary to, be a party to any agreement or instrument limiting its rights (a) to make payments or prepayments on the Notes, whether optional or mandatory, under this Agreement, or (b) to amend or waive any term or provision of this Agreement, the Notes or the Subsidiary Guaranty.

10.11. Line of Business.

The Company will not, and will not permit any of its Subsidiaries to, engage to any substantial extent in any business other than the businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement as described in the Memorandum and businesses reasonably related thereto, in furtherance thereof or ancillary thereto.

11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those terms referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of such Obligor in any Financing Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (y) one or more Persons have required that the Company or any Subsidiary purchase or repay such Indebtedness; or

(g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) any Subsidiary Guarantor fails or neglects in any material respect to observe, perform or comply with any term, provision or covenant contained in the Subsidiary Guaranty; or

(k) the Subsidiary Guaranty is not or ceases to be effective against any Subsidiary Guarantor or is alleged by any Obligor to be ineffective against any Subsidiary Guarantor for any reason unless, in each case, the Company is in compliance with Section 9.6 without such Subsidiary being a Subsidiary Guarantor; or

(l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Materially Adverse Effect.

As used in Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12. REMEDIES ON DEFAULT, ETC.

12.1. Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) or 11(h) (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2. Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of either Series of the Notes, at the Default Rate for such Series, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1. Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2. Transfer and Exchange of Notes.

Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Notes for such Series set forth in Exhibit 1(a) or Exhibit 1(b), as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3. Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES.

14.1. Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Daytona Beach, Florida at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2. Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

15. EXPENSES, ETC.

15.1. Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Subsidiary Guaranty, or by reason of being a holder of any Note, and (b) the costs and expenses, including reasonable financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by any Purchaser).

15.2. Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.	AMENDMENT AND WAIVER.

17.1.	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any holder unless consented to by such holder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, either Series of the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.	Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.	Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.	Notes held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Cory T. Walker, with a copy to the attention of Laurel Grammig, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at each Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the holders of Notes, may be reproduced by the holders of the Notes by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the holders of Notes may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or holder or nominee by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or by any Person known by such Purchaser as owing a duty of confidentiality with respect to such information to the Company or any Subsidiary, or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes), except that the permission set forth in this clause (i) shall not extend to any such person engaged in the design, sale, underwriting or management of insurance products, (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under its Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

22.	MISCELLANEOUS.

22.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.	Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Remainder of Page Intentionally Left Blank; Next Page is Signature Page]

If each Purchaser is in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between the Purchasers and the Company.

Very truly yours,

BROWN & BROWN, INC.

By:	/S/ CORY T. WALKER
Name:	Cory T. Walker
Title:	Treasurer

Schedule A-1

The foregoing is hereby

agreed to as of the

date thereof.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY

OF NEW YORK

AIG LIFE INSURANCE COMPANY

BY:	AIG Global Investment Corp., investment adviser

	By:	/S/ GERALD F. HERMAN
	Name:	Gerald F. Herman
	Title:	Vice President

Schedule A-2

NEW YORK LIFE INSURANCE COMPANY

By:	/S/ POST HOWLAND
Name:	A. Post Howland
Title:	Investment Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	New York Life Investment Management, LLC,
Its Investment Manager

	By:	/S/ POST HOWLAND
	Name:	A. Post Howland
	Title:	Director

NEW YORK LIFE INSURANCE AND ANNUITY

CORPORATION INSTITUTIONALLY OWNED

LIFE INSURANCE SEPARATE ACCOUNT

By:	New York Life Investment Management LLC,
Its Investment Manager

	By:	/S/ POST HOWLAND
	Name:	A. Post Howland
	Title:	Director

Schedule A-3

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc.

	By:	/S/ DEBRA J. HEIGHT
	Name:	Debra J. Height
	Title:	Managing Director

CIGNA LIFE INSURANCE COMPANY OF NEW YORK
By:	CIGNA Investments, Inc.

	By:	/S/ DEBRA J. HEIGHT
	Name:	Debra J. Height
	Title:	Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	CIGNA Investments, Inc.

	By:	/S/ DEBRA J. HEIGHT
	Name:	Debra J. Height
	Title:	Managing Director

Schedule A-4

ALLSTATE LIFE INSURANCE COMPANY

By:	/S/ ROBERT BODETT
Name:	ROBERT B. BODETT

By:	/S/ JERRY D. ZINKULA
Name:	JERRY D. ZINKULA Authorized Signatories

ALLSTATE INSURANCE COMPANY

By:	/S/ ROBERT BODETT
Name:	ROBERT B. BODETT

By:	/S/ JERRY D. ZINKULA
Name:	JERRY D. ZINKULA Authorized Signatories

Schedule A-5

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/S/ EDWIN H. GARRISON, JR.
Name:	Edwin H. Garrison, Jr.
Title:	First Vice President

MUTUAL OF OMAHA INSURANCE COMPANY

By:	/S/ EDWIN H. GARRISON, JR.
Name:	Edwin H. Garrison, Jr.
Title:	First Vice President

COMPANION LIFE INSURANCE COMPANY

By:	/S/ EDWIN H. GARRISON, JR.
Name:	Edwin H. Garrison, Jr.
Title:	Authorized Representative

Schedule A-6

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/S/ BILLY GREER
Name:	Billy B. Greer
Title:	Vice President

RGA REINSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/S/ BILLY GREER
Name:	Billy B. Greer
Title:	Vice President

AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA, INC.

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/S/ BILLY GREER
Name:	Billy B. Greer
Title:	Vice President

Schedule A-7

AMERICAN MEMORIAL LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/S/ BILLY GREER
Name:	Billy B. Greer
Title:	Vice President

FORTIS INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/S/ BILLY GREER
Name:	Billy B. Greer
Title:	Vice President

JOHN ALDEN LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/S/ BILLY GREER
Name:	Billy B. Greer
Title:	Vice President

Schedule A-8

PHOENIX LIFE INSURACNE COMPANY

By:	/S/ CAROLE A. MASTERS
Name:	Carole A. Masters
Title:	V.P.

PHL VARIABLE INSURANCE COMPANY

By:	/S/ BENITO J. CUEVO
Name:	Benito J. Cuevo
Title:	Second V.P.

Schedule A-9

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:	/S/ SCOTT HIGGINS
Name:	R. Scott Higgins
Title:	Vice President, NL Capital Management

Schedule A-10

SECURITY FINANCIAL LIFE INSURANCE CO.

By:	/S/ KEVIN W. HAMMOND
Name:	Kevin W. Hammond
Title:	Vice President Chief Investment Officer

Schedule A-11

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Purchaser Name	THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
Name in which to register Notes	THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

Series B Note registration number; principal amount	RB-1; $32,500,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information

The Bank of New York

ABA # 021-000-018

BNF Account #: IOC 566

Credit to: The Variable Annuity Life Insurance Company - Private

Placement

Ref: PPN # and Prin: $             Int: $

Re: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	AIG Global Investment Group c/o The Bank of New York Attn: P & I Department P.O. Box 19266 Newark, NJ 07195 Telephone: (212) 437-6557 Fax: (212) 437-6467

Duplicate payment notices to:

The Variable Annuity Life Insurance Company - Private Placement c/o AIG Global Investment Group 2929 Allen Parkway, A36-04 Houston, Texas 77019 Attn: Private Placement Department

Schedule A-12

Purchaser Name	THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
Address / Fax # for all other notices	AIG Global Investment Group 2929 Allen Parkway, Suite A36-01 Houston, TX 77019 Legal Department – Investment Management Fax: (713) 831-2328

with copies of compliance information to:

The Variable Annuity Life Insurance Company - Private Placement c/o AIG Global Investment Group 2929 Allen Parkway, A36-04 Houston, Texas 77019 Attn: Private Placement Department

Instructions re Delivery of Notes

The Bank of New York

One Wall Street - 3rd Floor

Window A

New York, NY 10286

Attn: Mr. Arthur Cassidy (212-635-4927)

Account Name: The Variable Annuity Life Insurance Company - Private

Placement

Account Number: 260735

Signature Block	THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THE UNITED STATES LIFE INSURANCE COMPANY

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY IN THE CITY OF NEW YORK

AIG LIFE INSURANCE COMPANY

	BY:	AIG Global Investment Corp., investment adviser

By:
		Name:	Gerald F. Herman
		Title:	Vice President

Tax identification number	74-1625348

Schedule A-13

Purchaser Name	THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
Name in which to register Notes	THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

Series B Note registration number; principal amount	RB-2; $7,500,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information

State Street Bank and Trust Company

Boston, MA 02101

ABA # 011000028

Re: The United States Life Insurance Company in the City of New York

A/C: 6956-534-9

OBI = PPN # and description of payment

Fund Number PA 77

Re: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	The United States Life Insurance Co. in the City of New York and PA 77 c/o State Street Bank Corporation Insurance Services 801 Pennsylvania Kansas City, MO 64105 Fax: (816) 691-3619

Duplicate payment notices to:

The United States Life Insurance Company in the City of New York and PA77

c/o AIG Global Investment Corporation

2929 Allen Parkway, A36-04

Houston, Texas 77019

Attn: Private Placement Department

Fax: (713) 831-1072

Schedule A-14

Purchaser Name		THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
Address / Fax # for all other notices		AIG Global Investment Group 2929 Allen Parkway, Suite A36-01 Houston, TX 77019 Legal Department – Investment Management Fax: (713) 831-2328

with copies of compliance information to:

The United States Life Insurance Company in the City of New York and

PA77

c/o AIG Global Investment Corporation

2929 Allen Parkway, A36-04

Houston, Texas 77019

Attn: Private Placement Department

Fax: (713) 831-1072

Instructions re Delivery of Notes		DTC / New York Window 55 Water Street New York, N.Y. 10041
Attention: Robert Mendez
Account: State Street
Fund Name: THE UNITED STATES LIFE INSURANCE CO. IN THE CITY OF NEW YORK
Fund Number: PA 77

Signature Block		THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THE UNITED STATES LIFE INSURANCE COMPANY

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY IN THE CITY OF NEW YORK

AIG LIFE INSURANCE COMPANY

	BY:	AIG Global Investment Corp., investment adviser

By:
Name: Gerald F. Herman
Title: Vice President

Tax identification number		13-5459480

Schedule A-15

Purchaser Name	AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK
Name in which to register Notes	AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

Series B Note registration number; principal amount	RB-3; $5,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information

Federal Reserve Bank of Boston

Boston, MA

ABA # 011001234 / BOS SAFE DEP

DDA # 169064

Cost Center 1178

Account Name: AI LIFE ASSURANCE COMPANY OF N.Y.

Account Number: AGIFLNY0372

OBI=PPN # and description of payment

P $                     , I $

Re: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	AIG Global Investment Group ATTN: Jennifer Lee / Kathleen Cosgrove 160 Water Street, 15th Floor New York, NY 10038 Tel: 212-820-4899 / 4913 Fax: 212-820-4925

Duplicate payment notices to:

American International Life Assurance Company of New York c/o AIG Global Investment Group 2929 Allen Parkway, A36-04 Houston, Texas 77019 Attn: Private Placement Group Fax: (713) 831-1072

Schedule A-16

Purchaser Name	AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK
Address / Fax # for all other notices	AIG Global Investment Group Legal Department – Investment Management 2929 Allen Parkway, Suite A36-01 Houston, TX 77019-2155 Fax (713) 831-2328

with copies of compliance information to:

American International Life Assurance Company of New York c/o AIG Global Investment Group 2929 Allen Parkway, A36-04 Houston, Texas 77019 Attn: Private Placement Group Fax: (713) 831-1072

Instructions re Delivery of Notes	Mellon Bank Mellon Bank Securities Trust 120 Broadway - 13th Floor New York, NY 10271 Attn: Sue Klein Account Name: AI LIFE ASSURANCE COMPANY OF N.Y. Account Number: AGIFLNY0372

Signature Block	THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THE UNITED STATES LIFE INSURANCE COMPANY

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY IN THE CITY OF NEW YORK

AIG LIFE INSURANCE COMPANY

	BY:	AIG Global Investment Corp., investment adviser

By:
		Name:	Gerald F. Herman
		Title:	Vice President

Tax identification number	13-6101875

Schedule A-17

Purchaser Name	AIG LIFE INSURANCE COMPANY
Name in which to register Notes	AIG LIFE INSURANCE COMPANY

Series B Note registration number; principal amount	RB-4; $5,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information

Federal Reserve Bank of Boston

Boston, MA

ABA # 011001234 / BOS SAFE DEP

DDA # 169064

Cost Center 1178

Account Name: AIG LIFE INSURANCE COMPANY

Account Number: AGIFALI0392

OBI=PPN # and description of payment

P $                     , I $

Re: (See “Accompanying information” below)

Accompanying information	Name of Issuer: BROWN & BROWN, INC.

Description of Security: 6.08% Series B Senior Notes Due July 15, 2014

PPN: 115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	AIG Global Investment Group ATTN: Jennifer Lee / Kathleen Cosgrove 160 Water Street, 15th Floor New York, NY 10038 Tel: 212-820-4899 / 4913 Fax: 212-820-4925

Duplicate payment notices to:

AIG Life Insurance Company c/o AIG Global Investment Group 2929 Allen Parkway, A36-04 Houston, Texas 77019 Attn: Private Placement Group Fax: (713) 831-1072

Schedule A-18

Purchaser Name	AIG LIFE INSURANCE COMPANY
Address / Fax # for all other notices	AIG Global Investment Group Legal Department – Investment Management 2929 Allen Parkway, Suite A36-01 Houston, TX 77019-2155 Fax (713) 831-2328

with copies of compliance information to:

AIG Life Insurance Company c/o AIG Global Investment Group 2929 Allen Parkway, A36-04 Houston, Texas 77019 Attn: Private Placement Group Fax: (713) 831-1072

Instructions re Delivery of Notes	Mellon Bank Mellon Bank Securities Trust 120 Broadway - 13th Floor New York, NY 10271
Attn: Sue Klein
Account Name: AIG LIFE INSURANCE COMPANY
Account Number: AGIFALI0392

Signature Block	THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THE UNITED STATES LIFE INSURANCE COMPANY

AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY IN THE CITY OF NEW YORK

AIG LIFE INSURANCE COMPANY

	BY:	AIG Global Investment Corp., investment adviser

By:
		Name:	Gerald F. Herman
		Title:	Vice President

Tax identification number	25-1118523

Schedule A-19

Purchaser Name	NEW YORK LIFE INSURANCE COMPANY
Name in which to register Notes	NEW YORK LIFE INSURANCE COMPANY

Series A Note registration number; principal amount	RA-1; $9,500,000

Series B Note registration number; principal amount	RB-5; $9,500,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information	JPMorgan Chase Bank New York, New York 10019 ABA No.: 021-000-021 Credit: New York Life Insurance Company General Account No. 008-9-00687 Re: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Senior Notes Due September 15, 2011

	PPN:	115236 A* 2

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Financial Management and Operations Group

Securities Operations, 2nd Floor

Fax #: (212) 447-4160

Address / Fax # for all other notices

New York Life Insurance Company

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010

Attention: Securities Investment Group

Private Finance, 2nd Floor

Fax #: (212) 447-4122

with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel Investment Section, Room 1104 Fax #: (212) 576-8340

Schedule A-20

Purchaser Name	NEW YORK LIFE INSURANCE COMPANY
Signature Block	NEW YORK LIFE INSURANCE COMPANY

By:
Name:
Title:

Instructions re Delivery of Notes	New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010 Attn: Donnamarie Cristina, Esq.

Tax identification number	13-5582869

Schedule A-21

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
Name in which to register Notes	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Series A Note registration number; principal amount	RA-2; $5,000,000

Series B Note registration number; principal amount	RB-6; 5,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information

JPMorgan Chase Bank

New York, New York 10019

ABA No.: 021-000-021

For the account of New York Life Insurance and Annuity Corporation

General Account No. 323-8-47382

Re: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Senior Notes Due September 15, 2011

	PPN:	115236 A* 2

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Financial Management and Operations Group

Securities Operations, 2nd Floor

Fax #: (212) 447-4160

Address / Fax # for all other notices

New York Life Insurance and Annuity Corporation

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Securities Investment Group

Private Finance, 2nd Floor

Fax #: (212) 447-4122

with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel Investment Section, Room 1104 Fax #: (212) 576-8340

Schedule A-22

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
Signature Block	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
	By:	New York Life Investment Management LLC, Its Investment Manager

By:
Name:
Title:

Instructions re Delivery of Notes	New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010 Attn: Donnamarie Cristina, Esq.

Tax identification number	13-3044743

Schedule A-23

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT
Name in which to register Notes	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT

Series A Note registration number; principal amount	RA-3; $500,000

Series B Note registration number; principal amount	RB-7; $500,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information	JPMorgan Chase Bank New York, New York 10019 ABA No.: 021-000-021 Credit: NYLIAC SEPARATE BOLI 3 BROAD FIXED General Account No. 323-8-39002 Re: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Senior Notes Due September 15, 2011

	PPN:	115236 A* 2

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments

New York Life Insurance and Annuity Corporation Institutionally Owned

Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Financial Management and Operations Group

Securities Operations, 2nd Floor

Fax #: (212) 447-4160

Schedule A-24

Purchaser Name	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT
Address / Fax # for all other notices

New York Life Insurance and Annuity Corporation Institutionally Owned

Life Insurance Separate Account

c/o New York Life Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention: Securities Investment Group

Private Finance, 2nd Floor

Fax #: (212) 447-4122

with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel Investment Section, Room 1104 Fax #: (212) 576-8340

Signature Block	NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT

	By:	New York Life Investment Management LLC, Its Investment Manager

By:
Name:
Title:

Instructions re Delivery of Notes	New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York 10010 Attn: Donnamarie Cristina, Esq.

Tax identification number	13-3044743

Schedule A-25

Purchaser Name	CONNECTICUT GENERAL LIFE INSURANCE COMPANY
Name in which to register Notes	CIG & CO.

Series A Note registration number; principal amount	RA-4; $10,000,000 RA-5; $ 3,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information	J.P. Morgan Chase Bank BNF=CIGNA Private Placements / AC=9009001802 ABA # 021000021 Ref: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Notes Due September 15, 2011

	PPN:	115236 A* 2

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	CIG & Co. c/o CIGNA Retirement & Investments Services Attn: Private and Alternative Investments, H16B 280 Trumbull Street Hartford, CT 06103 Fax: (860) 534-7203

with a copy to:

J.P. Morgan Chase Bank 14201 Dallas Parkway, 13th Floor Dallas, TX 75254 Attn: Heather Frisna, Mail Code 300-116 Fax: (469) 477-1904

Address / Fax # for all other notices	CIG & Co. c/o CIGNA Retirement & Investments Services Attn: Private and Alternative Investments, H16B 280 Trumbull Street Hartford, CT 06103 Fax: (860) 534-7203

Instructions re Delivery of Notes	J.P. Morgan Chase Bank 4 New York Plaza New York, NY 10004 Attn: John Bouquet Together with Transmittal to Securities Custodian Letter

Signature Block	CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: CIGNA Investments, Inc.

By:
Name:
Title:

Tax identification number	13-3574027 (CIG & Co.)

Schedule A-26

Purchaser Name	CIGNA LIFE INSURANCE COMPANY OF NEW YORK
Name in which to register Notes	CIG & CO.

Series A Note registration number; principal amount	RA-6; $3,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information	J.P. Morgan Chase Bank BNF=CIGNA Private Placements / AC=9009001802 ABA # 021000021 Ref: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Notes Due September 15, 2011

	PPN:	115236 A* 2

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	CIG & Co. c/o CIGNA Retirement & Investments Services Attn: Private and Alternative Investments, H16B 280 Trumbull Street Hartford, CT 06103 Fax: (860) 534-7203

with a copy to:

J.P. Morgan Chase Bank 14201 Dallas Parkway, 13th Floor Dallas, TX 75254 Attn: Heather Frisna, Mail Code 300-116 Fax: (469) 477-1904

Address / Fax # for all other notices	CIG & Co. c/o CIGNA Retirement & Investments Services Attn: Private and Alternative Investments, H16B 280 Trumbull Street Hartford, CT 06103 Fax: (860) 534-7203

Instructions re Delivery of Notes	J.P. Morgan Chase Bank 4 New York Plaza New York, NY 10004 Attn: John Bouquet Together with Transmittal to Securities Custodian Letter

Signature Block	CIGNA LIFE INSURANCE COMPANY OF NEW YORK

	By:	CIGNA Investments, Inc.

By:
Name:
Title:

Tax identification number	13-3574027 (CIG & Co.)

Schedule A-27

Purchaser Name		LIFE INSURANCE COMPANY OF NORTH AMERICA
Name in which to register Notes		CIG & CO.

Series A Note registration number; principal amount		RA-7; $14,000,000

Payment on account of Note

Method		Federal Funds Wire Transfer

Account information		J.P. Morgan Chase Bank BNF=CIGNA Private Placements / AC=9009001802 ABA # 021000021 Ref: (See “Accompanying information” below)

Accompanying information		Name of Issuer: BROWN & BROWN, INC.

Description of Security: 5.57% Series A Notes Due September 15, 2011

PPN: 115236 A* 2

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments		CIG & Co. c/o CIGNA Retirement & Investments Services Attn: Private and Alternative Investments, H16B 280 Trumbull Street Hartford, CT 06103 Fax: (860) 534-7203

with a copy to:

J.P. Morgan Chase Bank 14201 Dallas Parkway, 13th Floor Dallas, TX 75254 Attn: Heather Frisna, Mail Code 300-116 Fax: (469) 477-1904

Address / Fax # for all other notices		CIG & Co. c/o CIGNA Retirement & Investments Services Attn: Private and Alternative Investments, H16B 280 Trumbull Street Hartford, CT 06103 Fax: (860) 534-7203

Instructions re Delivery of Notes		J.P. Morgan Chase Bank 4 New York Plaza New York, NY 10004 Attn: John Bouquet Together with Transmittal to Securities Custodian Letter

Signature Block		LIFE INSURANCE COMPANY OF NORTH AMERICA
	By:	CIGNA Investments, Inc.

By:
Name: Title:

Tax identification number		13-3574027 (CIG & Co.)

Schedule A-28

Purchaser Name	ALLSTATE LIFE INSURANCE COMPANY
Name in which to register Notes	ALLSTATE LIFE INSURANCE COMPANY

Series A Note registration number; principal amount	RA-8; $20,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information

BBK = Harris Trust and Savings Bank

ABA #: 071000288

BNF = Allstate Life Insurance Company

Collection Account #168-117-0

ORG = (Enter Issuer Name)

OBI = DPP - (Enter Private Placement No., if available)

Payment Due Date (MM/DD/YY) - P             (Enter “P” and amount of

principal being remitted, for example, P5000000.00) - I             (Enter “I”

and amount of interest being remitted, for example, I225000.00)

Ref: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Notes Due September 15, 2011

	PPN:	115236 A* 2

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	Allstate Investments LLC Investment Operations - Private Placements 3075 Sanders Road, STE G4A Northbrook, IL 60062-7127 Telephone: (847) 402-6672 Private Placements Telecopy: (847) 326-7032

Address / Fax # for all other notices including notices of Prepayments:	Allstate Investments LLC Private Placements Department 3075 Sanders Road, STE G5D Northbrook, IL 60062-7127 Telephone: (847) 402-7117 Telecopy: (847) 402-3092

Instructions re Delivery of Notes	Citibank N.A. 333 West 34th Street 3rd Floor Securities Vault New York, N.Y. 10001 Attn: Danny Reyes For Allstate Life Insurance Company/Safekeeping Account No. 846627

Signature Block	ALLSTATE LIFE INSURANCE COMPANY

By:
Name:

By:
Name:

Authorized Signatories

Schedule A-29

Purchaser Name	ALLSTATE LIFE INSURANCE COMPANY
Tax identification number	36-2554642

Schedule A-30

Purchaser Name	ALLSTATE INSURANCE COMPANY
Name in which to register Notes	ALLSTATE INSURANCE COMPANY

Series A Note registration number; principal amount	RA-9; $5,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information

BBK = Harris Trust and Savings Bank

ABA #: 071000288

BNF = Allstate Insurance Company

Collection Account #168-114-7

ORG = (Enter Issuer Name)

OBI = DPP - (Enter Private Placement No., if available)

Payment Due Date (MM/DD/YY) - P             (Enter “P” and amount of principal being remitted, for example, P5000000.00) - I             (Enter “I” and amount of interest being remitted, for example, I225000.00)

Ref: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Notes Due September 15, 2011

	PPN:	115236 A* 2

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	Allstate Investments LLC Investment Operations - Private Placements 3075 Sanders Road, STE G4A Northbrook, IL 60062-7127 Telephone: (847) 402-6672 Private Placements Telecopy: (847) 326-7032

Address / Fax # for all other notices including notices of Prepayments:	Allstate Investments LLC Private Placements Department 3075 Sanders Road, STE G5D Northbrook, IL 60062-7127 Telephone: (847) 402-7117 Telecopy: (847) 402-3092

Instructions re Delivery of Notes	Citibank N.A. 333 West 34th Street 3rd Floor Securities Vault New York, N.Y. 10001 Attn: Danny Reyes For Allstate Insurance Company/Safekeeping Account No. 846626

Signature Block	ALLSTATE INSURANCE COMPANY

By:
Name:

By:
Name:

Authorized Signatories

Schedule A-31

Purchaser Name	ALLSTATE INSURANCE COMPANY
Tax identification number	36-0719665

Schedule A-32

Purchaser Name	UNITED OF OMAHA LIFE INSURANCE COMPANY
Name in which to register Notes	UNITED OF OMAHA LIFE INSURANCE COMPANY

Series A Note registration number; principal amount	RA-10; $17,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information	JPMorgan Chase Bank ABA #021000021 Private Income Processing For credit to: United of Omaha Life Insurance Company Account # 900-9000200 a/c: G07097
Ref: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Notes Due September 15, 2011

	PPN:	115236 A* 2

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	JPMorgan Chase Bank 14201 Dallas Parkway - 13th Floor Dallas, TX 75254-2917 Attn: Income Processing – G. Ruiz a/c: G07097

Address / Fax # for all other notices including notices of Prepayments:	4 - Investment Loan Administration United of Omaha Life Insurance Company Mutual of Omaha Plaza Omaha, NE 68175-1011

Instructions re Delivery of Notes	JPMorgan Chase Bank North America Insurance - 6th Floor Attn: Patricia A. Radzicki 3 Chase Metrotech Center Brooklyn, NY 11245

Signature Block	UNITED OF OMAHA LIFE INSURANCE COMPANY

By:
Name:
Title:

Tax identification number	47-0322111

Schedule A-33

Purchaser Name	MUTUAL OF OMAHA LIFE INSURANCE COMPANY
Name in which to register Notes	MUTUAL OF OMAHA LIFE INSURANCE COMPANY

Series A Note registration number; principal amount	RA-11; $6,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information	JPMorgan Chase Bank ABA #021000021 Private Income Processing For credit to: Mutual of Omaha Life Insurance Company Account # 900-9000200 a/c: G07096 Ref: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Notes Due September 15, 2011

	PPN:	115236 A* 2

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	JPMorgan Chase Bank 14201 Dallas Parkway - 13th Floor Dallas, TX 75254-2917 Attn: Income Processing – G. Ruiz a/c: G07096

Address / Fax # for all other notices including notices of Prepayments:	4 - Investment Loan Administration United of Omaha Life Insurance Company Mutual of Omaha Plaza Omaha, NE 68175-1011

Instructions re Delivery of Notes	JPMorgan Chase Bank North America Insurance - 6th Floor Attn: Patricia A. Radzicki 3 Chase Metrotech Center Brooklyn, NY 11245

Signature Block	MUTUAL OF OMAHA LIFE INSURANCE COMPANY

By:
Name:
Title:

Tax identification number	47-0246511

Schedule A-34

Purchaser Name	COMPANION LIFE INSURANCE COMPANY
Name in which to register Notes	COMPANION LIFE INSURANCE COMPANY

Series A Note registration number; principal amount	RA-12; $2,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information	JPMorgan Chase Bank ABA #021000021 Private Income Processing For credit to: Companion Life Insurance Company Account # 900-9000200 a/c: G07903 Ref: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Notes Due September 15, 2011

	PPN:	115236 A* 2

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	JPMorgan Chase Bank 14201 Dallas Parkway - 13th Floor Dallas, TX 75254-2917 Attn: Income Processing – G. Ruiz a/c: G07903

Address / Fax # for all other notices including notices of Prepayments:	4 - Investment Loan Administration United of Omaha Life Insurance Company Mutual of Omaha Plaza Omaha, NE 68175-1011

Instructions re Delivery of Notes	JPMorgan Chase Bank North America Insurance - 6th Floor Attn: Patricia A. Radzicki 3 Chase Metrotech Center Brooklyn, NY 11245

Signature Block	COMPANION LIFE INSURANCE COMPANY

By:
Name:
Title:

Tax identification number	13-1595128

Schedule A-35

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Name in which to register Notes	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Series B Note registration number; principal amount	RB-8; $10,500,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	The Bank of New York New York, New York ABA # 021-000-018 Acct. # 890-0304-391 Re: (See “Accompanying information” below)

Accompanying Information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, New Jersey 07102-4077

Attn: Manager, Billings and Collections

Fax: 800-224-2278

with telephonic prepayment notices to:

Manager, Trade Management Group Tel: 973-367-3141 Fax: 800-224-2278

Address for All Other Notices	The Prudential Insurance Company of America c/o Prudential Capital Group 1170 Peachtree Street, Suite 500 Atlanta, GA 30309 Attn: Managing Director

Instructions re Delivery of Notes	Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attn: Michael Fierro (212-626-2059)

Signature Block	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
	Title:	Vice President

Tax Identification Number	22-1211670

Schedule A-36

Purchaser Name	RGA REINSURANCE COMPANY
Name in which to register Notes	HARE & CO.

Series B Note registration number; principal amount	RB-9; $3,850,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information	The Bank of New York New York, New York ABA # 021-000-018 Acct. # 128863 RGA Private Placement Account Re: (See “Accompanying information” below)

Accompanying Information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	RGA Reinsurance Company Attn: Banking Dept. 1370 Timberlake Manor Parkway Chesterfield, MO 63017-6039

Address for All Other Notices	Prudential Private Placement Investors, L.P. 4 Gateway Center, 100 Mulberry Street Newark, NJ 07102 Attention: Albert Trank, Managing Director Telephone: (973) 802-8608 Facsimile: (973) 624-6432

Schedule A-37

Purchaser Name	RGA REINSURANCE COMPANY
Instructions re Delivery of Notes

Bank of New York

Securities Department

One Wall Street, 3rd Floor – “A”

New York, NY 10286

Attention: Lucille Del Terzo

Telephone: (212) 437-6764

Facsimile: (212) 437-6602 or (212) 437-6603

E-mail: ldelterzo@bankofny.com

Ref: account number (RGA Private Placement Account; Account Number: 128863).

Send copy by nationwide overnight delivery service to:

Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102 Attention: Trade Management, Manager Telephone: (973) 367-3141

Signature Block	RGA REINSURANCE COMPANY

	By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Name:
Title: Vice President

Tax Identification Number	43-1235868

Schedule A-38

Purchaser Name	AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA, INC.
Name in which to register Notes	AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA, INC.

Series B Note registration number; principal amount	RB-10; $2,000,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information

JP Morgan Chase Bank

ABA No.: 021000021

Account No.: 900-9000168

Account Name: JP Morgan Chase

For further credit to Account No.: G09887

Account Name: ABIC - Prudential Private Placements

Re: (See “Accompanying information” below)

Accompanying Information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	JP Morgan Chase Bank Investor Services 3 Chase Metrotech Center North America Insurance, 5S5 Brooklyn, NY 11245 Attention: Anna Marie Mazza Telephone: (718) 242-5399 Facsimile: (718) 242-8328

and

Fortis, Inc. One Chase Manhattan Plaza New York, NY 10005 Attention: Kevin P. Mahoney AVP, Investment Accounting & Treasury Operations Telephone: (212) 859-7184 Facsimile: (212) 859-7043

Address for All Other Notices	Prudential Private Placement Investors, L.P. 4 Gateway Center, 100 Mulberry Street Newark, NJ 07102 Attention: Albert Trank, Managing Director Telephone: (973) 802-8608 Facsimile: (973) 624-6432

Schedule A-39

Purchaser Name	AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA, INC.
Instructions re Delivery of Notes	JP Morgan Chase Bank 4 New York Plaza, Ground Floor Window New York, NY 10004 Attention: Receive Window

Ref: account number (ABIC - Prudential Private Placements; Account Number: G09887)

Send copy by nationwide overnight delivery service to:

Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102 Attention: Trade Management, Manager Telephone: (973) 367-3141

Signature Block	AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA, INC.

	By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Name:
		Title:	Vice President

Tax Identification Number	59-0593886

Schedule A-40

Purchaser Name	AMERICAN MEMORIAL LIFE INSURANCE COMPANY
Name in which to register Notes	AMERICAN MEMORIAL LIFE INSURANCE COMPANY

Series B Note registration number; principal amount	RB-11; $2,000,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information

M&I Marshall & Ilsley Bank

Milwaukee, WI

ABA No.: 075000051

DDA Account No.: 27006

Account Name: General Trust Fund

For further credit to Account No.: 89-0035-77-7

Account Name: AMLIC Prudential Private Placements

Re: (See “Accompanying information” below)

Accompanying Information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	Marshall & Ilsley Trust Company 1000 North Water Street Milwaukee, WI 53202 Attention: Kim Palleon Telephone: (414) 287-7084 Facsimile: (414) 287-7125

and

Fortis, Inc. One Chase Manhattan Plaza New York, NY 10005 Attention: Kevin P. Mahoney AVP, Investment Accounting & Treasury Operations Telephone: (212) 859-7184 Facsimile: (212) 859-7043

Address for All Other Notices	Prudential Private Placement Investors, L.P. 4 Gateway Center, 100 Mulberry Street Newark, NJ 07102 Attention: Albert Trank, Managing Director Telephone: (973) 802-8608 Facsimile: (973) 624-6432

Schedule A-41

Purchaser Name	AMERICAN MEMORIAL LIFE INSURANCE COMPANY
Instructions re Delivery of Notes

Marshall & Ilsley Trust Company, N.A.

1000 N. Water Street, Asset Booking, TR14

Milwaukee, WI 53202

Attention: Margaret A. Armstrong

Telephone: (414) 287-8531

Ref: account number (AMLIC - Prudential Private Placements; Account

Number: 89 0035 77 7).

Send copy by nationwide overnight delivery service to:

Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102 Attention: Trade Management, Manager Telephone: (973) 367-3141

Signature Block	AMERICAN MEMORIAL LIFE INSURANCE COMPANY

	By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Name:
Title: Vice President

Tax Identification Number	46-0260270

Schedule A-42

Purchaser Name	FORTIS INSURANCE COMPANY
Name in which to register Notes	FORTIS INSURANCE COMPANY

Series B Note registration number; principal amount	RB-12; $1,150,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information

M&I Marshall & Ilsley Bank

Milwaukee, WI

ABA No.: 075000051

DDA Account No.: 27006

Account Name: General Trust Fund

For further credit to Account No.: 89-0035-78-5

Account Name: Fortis Insurance Prudential Private Placements

Re: (See “Accompanying information” below)

Accompanying Information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	Marshall & Ilsley Trust Company 1000 North Water Street Milwaukee, WI 53202 Attention: Kim Palleon Telephone: (414) 287-7084 Facsimile: (414) 287-7125

and

Fortis, Inc. One Chase Manhattan Plaza New York, NY 10005 Attention: Kevin P. Mahoney AVP, Investment Accounting & Treasury Operations Telephone: (212) 859-7184 Facsimile: (212) 859-7043

Address for All Other Notices	Prudential Private Placement Investors, L.P. 4 Gateway Center, 100 Mulberry Street Newark, NJ 07102 Attention: Albert Trank, Managing Director Telephone: (973) 802-8608 Facsimile: (973) 624-6432

Schedule A-43

Purchaser Name	FORTIS INSURANCE COMPANY
Instructions re Delivery of Notes

Marshall & Ilsley Trust Company, N.A.

1000 N. Water Street, Asset Booking, TR14

Milwaukee, WI 53202

Attention: Margaret A. Armstrong

Telephone: (414) 287-8531

Ref: account number (Fortis Insurance - Prudential Private Placements;
Account Number: 89 0035 78 5).

Send copy by nationwide overnight delivery service to:

Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102 Attention: Trade Management, Manager Telephone: (973) 367-3141

Signature Block	FORTIS INSURANCE COMPANY

	By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:

Name:
		Title:	Vice President

Tax Identification Number	39-0658730

Schedule A-44

Purchaser Name	JOHN ALDEN LIFE INSURANCE COMPANY
Name in which to register Notes	JOHN ALDEN LIFE INSURANCE COMPANY

Series B Note registration number; principal amount	RB-13; $1,500,000

Payment on Account of Note

Method	Federal Funds Wire Transfer

Account Information

M&I Marshall & Ilsley Bank

Milwaukee, WI

ABA No.: 075000051

DDA Account No.: 27006

Account Name: General Trust Fund

For further credit to Account No.: 89-0035-79-3

Account Name: JALIC Prudential Private Placements

Re: (See “Accompanying information” below)

Accompanying Information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address for Notices Related to Payments	Marshall & Ilsley Trust Company 1000 North Water Street Milwaukee, WI 53202 Attention: Kim Palleon Telephone: (414) 287-7084 Facsimile: (414) 287-7125

and

Fortis, Inc. One Chase Manhattan Plaza New York, NY 10005 Attention: Kevin P. Mahoney AVP, Investment Accounting & Treasury Operations Telephone: (212) 859-7184 Facsimile: (212) 859-7043

Address for All Other Notices	Prudential Private Placement Investors, L.P. 4 Gateway Center, 100 Mulberry Street Newark, NJ 07102 Attention: Albert Trank, Managing Director Telephone: (973) 802-8608 Facsimile: (973) 624-6432

Schedule A-45

Purchaser Name	JOHN ALDEN LIFE INSURANCE COMPANY
Instructions re Delivery of Notes

Marshall & Ilsley Trust Company, N.A.

1000 N. Water Street, Asset Booking, TR14

Milwaukee, WI 53202

Attention: Margaret A. Armstrong

Telephone: (414) 287-8531

Ref: account number (JALIC - Prudential Private Placements; Account

Number: 89 0035 79 3).

Send copy by nationwide overnight delivery service to:

Prudential Capital Group Gateway Center 4 100 Mulberry, 7th Floor Newark, NJ 07102 Attention: Trade Management, Manager Telephone: (973) 367-3141

Signature Block	JOHN ALDEN LIFE INSURANCE COMPANY

	By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:
Name:
		Title:	Vice President

Tax Identification Number	41-0999752

Schedule A-46

Purchaser Name	PHOENIX LIFE INSURANCE COMPANY
Name in which to register Notes	PHOENIX LIFE INSURANCE COMPANY

Series A Note registration number; principal amount	RA-13; $3,000,000

Series B Note registration number; principal amount	RB-14; $4,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information	JPMorgan Chase Bank New York, New York ABA No.: 021-000-021 Acct. No. 900 9002 859 Acct Name: Income Processing Ref: G05123, Phoenix Life Insur. Further Ref: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Senior Notes Due September 15, 2011

	PPN:	115236 A* 2

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	Phoenix Investment Partners Attn: Private Placement Department 56 Prospect Street Hartford, CT 06115

Address / Fax # for all other notices	Phoenix Investment Partners Attn: Private Placement Department 56 Prospect Street Hartford, CT 06115

with a copy to:

Phoenix Life Insurance Company Attn: John Mulrain One American Row PO Box 5056 Hartford, CT 06102-5056

Signature Block	PHOENIX LIFE INSURANCE COMPANY

By:
Name:
Title:

Schedule A-47

Purchaser Name	PHOENIX LIFE INSURANCE COMPANY
Instructions re Delivery of Notes	Phoenix Life Insurance Company Attn: John Mulrain One American Row Hartford, CT 06115

Tax identification number	06-0493340

Schedule A-48

Purchaser Name	PHL VARIABLE INSURANCE COMPANY
Name in which to register Notes	PHL VARIABLE INSURANCE COMPANY

Series A Note registration number; principal amount	RA-14; $500,000

Series B Note registration number; principal amount	RB-15; $500,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information	JPMorgan Chase Bank New York, New York ABA No.: 021-000-021 Acct. No. 900 9002 859 Acct Name: Income Processing Ref: G09766, Phoenix Life Insur. Further Ref: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Senior Notes Due September 15, 2011

	PPN:	115236 A* 2

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	Phoenix Investment Partners Attn: Private Placement Department 56 Prospect Street Hartford, CT 06115

Address / Fax # for all other notices	Phoenix Investment Partners Attn: Private Placement Department 56 Prospect Street Hartford, CT 06115

with a copy to:

Phoenix Life Insurance Company Attn: John Mulrain One American Row PO Box 5056 Hartford, CT 06102-5056

Signature Block	PHL VARIABLE INSURANCE COMPANY

By:
Name:
Title:

Schedule A-49

Purchaser Name	PHL VARIABLE INSURANCE COMPANY
Instructions re Delivery of Notes	Phoenix Life Insurance Company Attn: John Mulrain One American Row Hartford, CT 06115

Tax identification number	06-1045829

Schedule A-50

Purchaser Name	PHL VARIABLE INSURANCE COMPANY
Name in which to register Notes	PHL VARIABLE INSURANCE COMPANY

Series A Note registration number; principal amount	RA-15; $1,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information	JPMorgan Chase Bank New York, New York ABA No.: 021-000-021 Acct. No. 900 9002 859 Acct Name: Income Processing Ref: G09390, Phoenix Life Insur. Further Ref: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Notes Due September 15, 2011

	PPN:	115236 A* 2

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	Phoenix Investment Partners Attn: Private Placement Department 56 Prospect Street Hartford, CT 06115

Address / Fax # for all other notices	Phoenix Investment Partners Attn: Private Placement Department 56 Prospect Street Hartford, CT 06115

with a copy to:

Phoenix Life Insurance Company Attn: John Mulrain One American Row PO Box 5056 Hartford, CT 06102-5056

Signature Block	PHL VARIABLE INSURANCE COMPANY

By:
Name:
Title:

Instructions re Delivery of Notes	Phoenix Life Insurance Company Attn: John Mulrain One American Row Hartford, CT 06115

Tax identification number	06-1045829

Schedule A-51

Purchaser Name	PHL VARIABLE INSURANCE COMPANY
Name in which to register Notes	PHL VARIABLE INSURANCE COMPANY

Series A Note registration number; principal amount	RA-16; $500,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information	JPMorgan Chase Bank New York, New York ABA No.: 021-000-021 Acct. No. 900 9002 859 Acct Name: Income Processing Ref: G09389, Phoenix Life Insur. Further Ref: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	5.57% Series A Notes Due September 15, 2011

	PPN:	115236 A* 2

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	Phoenix Investment Partners Attn: Private Placement Department 56 Prospect Street Hartford, CT 06115

Address / Fax # for all other notices	Phoenix Investment Partners Attn: Private Placement Department 56 Prospect Street Hartford, CT 06115

with a copy to:

Phoenix Life Insurance Company Attn: John Mulrain One American Row PO Box 5056 Hartford, CT 06102-5056

Signature Block	PHL VARIABLE INSURANCE COMPANY

By:

Name:
Title:

Instructions re Delivery of Notes	Phoenix Life Insurance Company Attn: John Mulrain One American Row Hartford, CT 06115

Tax identification number	06-1045829

Schedule A-52

Purchaser Name	PHL VARIABLE INSURANCE COMPANY
Name in which to register Notes	PHL VARIABLE INSURANCE COMPANY

Series B Note registration number; principal amount	RB-16; $1,500,000

Payment on account of Note Method Account information

Federal Funds Wire Transfer

JPMorgan Chase Bank New York,

New York ABA No.: 021-000-021

Acct. No. 900 9002 859

Acct Name: Income Processing

Ref: G05948, Phoenix Life Insur.

Further Ref: (See “Accompanying information” below)

Accompanying information

Name of Issuer:             BROWN & BROWN, INC.

Description of

Security:                        6.08% Series B Senior Notes Due July 15, 2014

PPN:                             115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	Phoenix Investment Partners Attn: Private Placement Department 56 Prospect Street Hartford, CT 06115

Address / Fax # for all other notices

Phoenix Investment Partners

Attn: Private Placement Department

56 Prospect Street

Hartford, CT 06115

with a copy to:

Phoenix Life Insurance Company

Attn: John Mulrain

One American Row

PO Box 5056

Hartford, CT 06102-5056

Signature Block	PHL VARIABLE INSURANCE COMPANY

By:
Name:
Title:

Instructions re Delivery of Notes	Phoenix Life Insurance Company Attn: John Mulrain One American Row Hartford, CT 06115

Tax identification number	06-1045829

Schedule A-53

Purchaser Name	LIFE INSURANCE COMPANY OF THE SOUTHWEST
Name in which to register Notes	LIFE INSURANCE COMPANY OF THE SOUTHWEST

Series B Note registration number; principal amount	RB-17; $6,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information	J.P. Morgan Chase & Co. New York, NY 10010 ABA #: 021000021 Account No.: 910-2-754349 Re: (See “Accompanying information” below)

Accompanying information	Name of Issuer: BROWN & BROWN, INC.

Description of Security: 6.08% Series B Senior Notes Due July 15, 2014

PPN: 115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	Life Insurance Company of the Southwest c/o National Life Insurance Company One National Drive Montpelier, VT 05604 Attn: Private Placements Fax: (802) 223-9332

Address / Fax # for all other notices	Life Insurance Company of the Southwest c/o National Life Insurance Company One National Drive Montpelier, VT 05604 Attn: Private Placements Fax: (802) 223-9332

Instructions re Delivery of Notes	Life Insurance Company of the Southwest c/o National Life Insurance Company One National Drive Montpelier, VT 05604 Attn: R. Scott Higgins

Signature Block	LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:
Name:
Title:

Tax identification number	75-0953004

Schedule A-54

Purchaser Name	SECURITY FINANCIAL LIFE INSURANCE CO.
Name in which to register Notes	SECURITY FINANCIAL LIFE INSURANCE CO.

Series B Note registration number; principal amount	RB-18; $2,000,000

Payment on account of Note

Method	Federal Funds Wire Transfer

Account information

Union Bank & Trust Company

4732 Calvert Street

Lincoln NE 68501-2535

ABA No. 1049 1079 5

Account of: Security Financial Life Insurance Co.

Account Number: 338 1480

Re: (See “Accompanying information” below)

Accompanying information	Name of Issuer:	BROWN & BROWN, INC.

	Description of Security:	6.08% Series B Senior Notes Due July 15, 2014

	PPN:	115236 A@ 0

Due date and application (as among principal, premium and interest) of the payment being made.

Address / Fax # for notices related to payments	Security Financial Life Insurance Co. 4000 Pine Lake Road Lincoln, NE 68516 Attention: Investment Division Fax: (402) 458-2170 Phone: (402) 434-9600

Address / Fax # for all other notices	Security Financial Life Insurance Co. 4000 Pine Lake Road P.O. Box 82248 Lincoln, NE 68501-2248

Instructions re Delivery of Notes	Security Financial Life Insurance Co. 4000 Pine Lake Road Lincoln, NE 68516 Attention: Svetlana Ungar

Signature Block	SECURITY FINANCIAL LIFE INSURANCE CO.

By:
Name:
Title:

Tax identification number	47-0293990

Schedule A-55

SCHEDULES B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Asset Disposition” means any Transfer except:

(a) any

(i) Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

(ii) Transfer from the Company to a Wholly-Owned Subsidiary; and

(iii) Transfer from the Company or a Wholly-Owned Subsidiary to a Subsidiary (other than a Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary, which in either case is for Fair Market Value;

so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

(b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials that are obsolete.

“Bank Credit Agreement” means, collectively, that certain Revolving Loan Agreement, dated as of September 29, 2003, between the Company and SunTrust Bank and that certain Amended and Restated Revolving and Term Loan Agreement, dated as of January 3, 2001, between the Company and SunTrust Bank, each as amended, refinanced or replaced from time to time.

“Book of Business Sales” means the sale by the Company or any Subsidiary in the ordinary course of business of a book of business, either by the sale of assets or Capital Stock, which may include the sale of what is characterized as its profit center operations (i.e. office) that are made from time to time and are consistent with past practices, and where the value is less than $10,000,000.

Schedule B-1

“Brown Family” means, collectively, (a) J. Hyatt Brown and Celia Brown and their children and grandchildren and (b) Persons controlled by or for the benefit of such individuals.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means any class of capital stock, share capital, limited liability company interest, general or limited partnership interest or any other similar equity interest of a Person.

“Change in Control” is defined in Section 8.3(f).

“Change in Control Prepayment Date” is defined in Section 8.3(b).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the introductory paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means, for any period, the result of (a) Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, (iii) depreciation and amortization for such period and (iv) non-cash charges, including all non-cash compensation, minus (b) gains on sales of assets (excluding sales in the ordinary course of business, which would include Book of Business Sales) and other extraordinary gains and other one-time non-cash gains, all as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the sum, for the Company and its Subsidiaries (determined in accordance with GAAP), of all interest expense in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease obligations) accrued or capitalized during such period; provided, however, that in calculating Consolidated Interest Expense effect shall be given to any interest rate protection agreements, whether or not such agreements constitute debits or credits in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis for such period and as determined in accordance with GAAP, adjusted to exclude the effect of any extraordinary gain or loss.

Schedule B-2

“Consolidated Net Indebtedness” means, as of any date of determination, the total of all Indebtedness of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, less the aggregate amount of Permitted Investments in excess of $25,000,000.

“Consolidated Net Worth” means, as of any date, total stockholders’ equity of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Rental Expense” means, for any period, the sum of all rentals paid or payable under operating lease obligations of the Company and its Subsidiaries (including, without limitation, all payments which the lessee is obligated to make to the lessor as the result of the termination of a lease obligation or any surrender of the property subject to such lease obligation, but excluding therefrom any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges), all determined on a consolidated basis for such period.

“Consolidated Total Assets” means, as of any date, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Debt Prepayment Application” means, with respect to any Asset Disposition of any property, the application by the Company or any Subsidiary, as the case may be, of cash in an amount equal to the Net Proceeds with respect to such Asset Disposition to pay Senior Debt (other than (a) Senior Debt owing to the Company or any of its Subsidiaries or any Affiliate and (b) Senior Debt in respect of any revolving credit or similar facility providing any Obligor or any such Subsidiary with the right to obtain loans or other extensions of credit from time to time, unless in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt), provided that in the course of making such application the Company shall offer to prepay each outstanding Note, in accordance with Section 8.4, in a principal amount equal to the Ratable Portion of the holder of such Note in respect of such Asset Disposition. If any holder of a Note fails to accept such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Debt in an amount equal to the Ratable Portion of the holder of such Note in respect of such Asset Disposition.

“Debt Prepayment Transfer” is defined in Section 8.4(a).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

Schedule B-3

“Default Rate” means that rate of interest in respect of a Series of Notes that is the greater of (a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series or (b) 2% over the rate of interest publicly announced by The Bank of New York in New York, New York as its “base” or “prime” rate.

“Disposition Value” means, at any time, with respect to any property

(a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

(b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding Capital Stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof in good faith by the Company.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, at any date of determination and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell) as determined by a Responsible Officer of the Company acting in good faith.

“Financing Documents” means this Agreement, the Notes and the Subsidiary Guaranty, as each may be amended, restated or otherwise modified from time to time, and all other documents to be executed and/or delivered in favor of any holders of Notes, or all of them, by the Company, any of its Subsidiaries, or any other Person in connection with this Agreement.

“First Closing” is defined in Section 3.1.

Schedule B-4

“First Closing Date” is defined in Section 3.1.

“Fixed Charge Coverage Ratio” means, at the end of any fiscal quarter, the ratio of (a) the sum of (i) Consolidated EBITDA plus (ii) Consolidated Rental Expense, both calculated for the period of four consecutive fiscal quarters then ended to (b) the sum of (i) Consolidated Interest Expense plus (ii) Consolidated Rental Expense, both calculated for such period.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

Schedule B-5

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” means, with respect to any Person, at any time, without duplication,

(a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property acquired by such Person (including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property but excluding (i) accounts payable arising in the ordinary course of business and (ii) payment obligations in respect of acquisitions of any Person (whether by acquisition of a majority of the Voting Stock of such Person or all or substantially all of its assets) to the extent that the amount thereof is dependent on the future financial performance of such Person (or assets) until such time as any such obligation would be required to be shown on a balance sheet of such Person prepared at such time in accordance with GAAP (at which time such obligation shall constitute “Indebtedness”));

(c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof excluding letters of credit except for standby letters of credit constituting credit support for any Indebtedness described in clauses (a) through (d) above.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

Schedule B-6

“Make-Whole Amount” is defined in Section 8.8.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or the Notes or (c) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Net Proceeds” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

(a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

(b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“Notes” is defined in Section 1.

“Obligors” means, collectively, the Company and the Subsidiary Guarantors.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Investments” means the aggregate amount of the following: (to the extent not subject to set-off rights, otherwise subject to Liens, or securing liabilities that do not constitute Indebtedness):

(a) cash balances maintained by the Company or any Subsidiary with Prime Banks;

(b) the principal amount of all negotiable certificates of deposit, commercial paper or promissory notes held by the Company or any Subsidiary having a maturity not exceeding one year issued by (i) any United States or any state or governmental agency that is rated at least “A” by Moody’s or “A” by Standard and Poor’s or (ii) any other entity the short-term debt obligations of which are rated at least “A” by Moody’s or “A” by Standard and Poor’s or (iii) any Prime Bank; and

Schedule B-7

(c) investments in investment funds, investment companies or similar entities sponsored or managed by Prime Banks or other financial institutions which meet the requirements set forth in clause (b) above and 80% or more of the portfolio of which constitutes cash or other securities of the type specified in clause (b) above.

For the avoidance of doubt “Permitted Investments” shall not include any “Restricted Cash” as identified on the Company’s consolidated balance sheet.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“Prime Bank” means a bank or trust company whose long-term unsecured debt is rated “A2” or better by Moody’s Investors Service, Inc. or “A” or better by Standard & Poor’s, Inc. ratings services.

“Priority Debt” means, as of any date, (without duplication) the sum of (a) all outstanding Indebtedness of any Subsidiary (other than Indebtedness permitted under clauses (a) through (c) of Section 10.7) and (b) all Indebtedness of the Company secured by any Lien pursuant to clause (j) of Section 10.4).

“Pro  Forma Basis” means, in connection with a merger or consolidation or any conveyance of assets and any determination of “Consolidated EBITDA”, “Consolidated Net Indebtedness”, “Consolidated Interest Expense” and “Consolidated Rental Expense” for any period of four consecutive fiscal quarters of the Company or a Successor Corporation (and compliance with any covenant using any of such terms), that such determination shall be made on the assumptions that any merger, acquisition, consolidation or conveyance shall be deemed to have occurred on the first day of the fourth full fiscal quarter preceding the date of determination and all Indebtedness incurred or paid (or to be incurred or paid) by all such Persons in connection with all such transactions (x) was incurred or paid on the first day of such four fiscal quarter period, as the case may be, and (y) if incurred, was outstanding in full at all times during such period and had in effect at all times during such period (or any portion of such period during which such Indebtedness was not actually outstanding) an interest rate equal to the interest rate in effect on the date of the actual incurrence thereof (regardless of whether such interest rate is a floating rate or would otherwise change over time by reference to a formula or for any other reason).

Schedule B-8

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Property Reinvestment Application” means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds with respect to such Transfer to the acquisition by such Person of operating assets of such Person (excluding, for the avoidance of doubt, cash and cash equivalents), and of at least equivalent Fair Market Value, to the property so Transferred, to be used in the principal business of such Person as conducted immediately prior to such Transfer or in a business generally related to such principal business.

“PTE” is defined in Section 6.2(a).

“Purchasers” is defined in the introductory paragraph of this Agreement.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Ratable Portion” means, in respect of any holder of any Note and any Transfer contemplated by the definition of Debt Prepayment Application, an amount equal to the product of

(a) the Net Proceeds being offered to be applied to the payment of Senior Debt, multiplied by

(b) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Senior Debt at the time of such Transfer determined on a consolidated basis in accordance with GAAP.

“Required Holders” means, at any time, the holders of at least a majority in principal amount of the Notes (without regard to Series) at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer or any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Second Closing” is defined in Section 3.2.

“Second Closing Compensation Amount” is defined in Section 3.3.

“Second Closing Date” is defined in Section 3.2.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Debt” means the Notes and any other Indebtedness of the Company or its Subsidiaries that by its terms is not in any manner subordinated in right of payment to any other unsecured Indebtedness of the Company or any Subsidiary.

Schedule B-9

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Series” means any one or more series of Notes issued under this Agreement.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the First Closing Date) of the Company; provided that Subsidiary Guarantors shall be deemed to be Significant Subsidiaries at all times.

“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means, at any time, any Subsidiary that has executed and delivered the Subsidiary Guaranty or the joinder agreement thereto and has not been released in accordance with Section 9.6.

“Subsidiary Guaranty” is defined in Section 4.10.

“Subsidiary Stock” means, with respect to any Person, the Capital Stock (or any options or warrants to purchase stock, shares or other Securities exchangeable for or convertible into stock or shares) of any Subsidiary of such Person.

“Successor Corporation” is defined in Section 10.2(a).

“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, any transfer or issuance of any Subsidiary Stock (whether by means of a merger of the issuer of such Subsidiary Stock or otherwise). For purposes of determining the application of the Net Proceeds in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding separate Net Proceeds. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Net Proceeds attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Net Proceeds attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

Schedule B-10

“Transfer Prepayment Date” is defined in Section 8.4(a).

“Transfer Prepayment Offer” is defined in Section 8.4(a).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 of the United States of America.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or classes of a corporation, an association or another business entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of corporate directors (or individuals performing similar functions) of such Person or which permit the holders thereof to control the management of such Person, including general partnership interests in a partnership and membership interests in a limited liability company.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Schedule B-11

SCHEDULE 3

Payment Instructions

See attached.

Schedule 3

SCHEDULE 4.9

Changes in Corporate Structure

NONE

Schedule 4.9

SCHEDULE 4.10

Subsidiary Guarantors

B & B Insurance Services, Inc.

Brown & Brown Insurance of Arizona, Inc.

Brown & Brown Insurance of Nevada, Inc.

Brown & Brown of California, Inc.

Brown & Brown of Lehigh Valley, Inc.

Brown & Brown of Washington, Inc.

Florida Intracoastal Underwriters, Limited Company

MacDuff Underwriters, Inc.

Madoline Corporation

Peachtree Special Risk Brokers, LLC

Program Management Services, Inc.

The Young Agency, Inc.

Schedule 4.10

SCHEDULE 5.3

Disclosure Materials

NONE

Schedule 5.3

SCHEDULE 5.4

Subsidiaries of the Company and Ownership of Subsidiary Stock

One hundred percent (100%) of the outstanding shares of Capital Stock of each direct subsidiary (that is, those companies listed without any symbol preceding them) are owned by Brown & Brown, Inc.

•	= indirect subsidiary, whose outstanding shares of Capital Stock (or, in the case of companies identified as limited liability companies, membership interests) are owned 100% by the direct subsidiary (company listed without any symbol preceding its name) listed above the name of such indirect subsidiary

•	= indirect subsidiary whose outstanding shares of Capital Stock are owned 100% by the indirect subsidiary (company with • symbol preceding its name) listed above the name of such indirect subsidiary

Acumen Re Management Corporation(DE)

AFC Insurance, Inc. (PA)

B & B Insurance Services, Inc. (FL)

•	Ernest Smith Insurance Agency, Inc. (FL)
•	Halcyon Underwriters, Inc. (FL)
•	Hotel-Motel Insurance Group, Inc. (FL)
•	MacDuff Underwriters, Inc. (FL)
•	MacDuff America, Inc. (FL)
•	MacDuff Pinellas Underwriters, Inc. (FL)

Balcones-Southwest, Inc. (TX)

Brown & Brown Agency of Insurance Professionals, Inc. (OK)

•	Graham-Rogers, Inc. (OK)
•	Graham-Rogers of Arkansas, Inc. (AR)

Brown & Brown Insurance Agency of Virginia, Inc. (VA)

Brown & Brown Insurance Benefits, Inc. (TX)

Brown & Brown Insurance of Arizona, Inc. (AZ)

•	Azure IV Acquisition Corporation (AZ)
•	Brown & Brown of New Mexico, Inc. (NM)

Brown & Brown Insurance of Georgia, Inc. (GA)

Brown & Brown Insurance of Nevada, Inc. (NV)

Brown & Brown Insurance Services of El Paso, Inc. (TX)

Brown & Brown Insurance Services of San Antonio, Inc.(TX)

Brown & Brown Insurance Services of Texas, Inc. (TX)

Brown & Brown Metro, Inc. (NJ)

Brown & Brown of Arkansas, Inc. (AR)

Brown & Brown of Bartlesville, Inc. (OK)

Brown & Brown of California, Inc. (CA)

Brown & Brown of Central Oklahoma, Inc. (OK)

Schedule 5.4-1

Brown & Brown of Colorado, Inc. (CO)

Brown & Brown of Connecticut, Inc. (CT)

Brown & Brown of GF/EGF, Inc. (ND)

Brown & Brown of Illinois, Inc. (IL)

Brown & Brown of Iowa, Inc. (IA)

Brown & Brown of Kentucky, Inc. (KY)

Brown & Brown of Louisiana, Inc. (LA)

Brown & Brown of Michigan, Inc. (MI)

Brown & Brown of Minnesota, Inc. (MN)

Brown & Brown of Mississippi, Inc. (MS)

Brown & Brown of Missouri, Inc. (MO)

Brown & Brown of New Hampshire, Inc. (NH)

Brown & Brown of New Jersey, Inc. (NJ)

•	Brown & Brown of Lehigh Valley, Inc. (PA)

Brown & Brown of New York, Inc. (NY)

Brown & Brown of North Dakota, Inc. (ND)

Brown & Brown of Northern California, Inc. (CA)

Brown & Brown of Ohio, Inc. (OH)

•	Brown & Brown of Indiana, Inc. (IN)
•	Brown & Brown of Southwest Indiana, Inc. (IN)

Brown & Brown of Pennsylvania, Inc. (PA)

Brown & Brown of South Carolina, Inc. (SC)

Brown & Brown of Tennessee, Inc. (TN)

Brown & Brown of Washington, Inc. (WA)

•	Azure VI Merger Co. (CA)

Brown & Brown of West Virginia, Inc. (WV)

Brown & Brown of Wisconsin, Inc. (WI)

Brown & Brown of Wyoming, Inc. (WY)

Brown & Brown Premium Finance Co. (VA)

Brown & Brown Re, Inc. (CT)

Brown & Brown Realty Co. (DE)

•	M&J Buildings, LLC (ND)

Champion Underwriters, Inc.

Conduit Insurance Managers, Inc. (TX)

Energy & Marine Underwriters, Inc. (LA)

John Manner Insurance Agency, Inc. (DE)

Lancer Claims Services, Inc. (NV)

Madoline Corporation (FL)

•	Florida Intracoastal Underwriters, Limited Company (FL)

Payease Financial, Inc. (OK)

Peachtree Special Risk Brokers of New York, LLC (NY)

Peachtree Special Risk Brokers, LLC (GA)

Peachtree Special Risk Insurance Brokers of NV, Inc. (NV)

Peachtree West Insurance Brokers, Inc. (CA)

Physician Protector Plan Risk Purchasing Group, Inc. (FL)

Poe & Brown of North Carolina, Inc. (NC)

Schedule 5.4-2

Proctor Financial, Inc. (MI)

Program Management Services, Inc. (FL)

RAI of Mississippi, Inc. (MS)

RAI of Oklahoma, Inc. (OK)

RAI, Inc. (AR)

Risk Management Associates, Inc. (FL)

Roswell Insurance & Surety Agency, Inc. (NM)

Technical Risks, Inc. (TX)

TES Acquisition Corp. (CA)

The Flagship Group, Ltd. (VA)

The Young Agency, Inc. (NY)

Title Pac, Inc. (OK)

Underwriters Services, Inc. (FL)

Unified Seniors Association, Inc. (GA non-profit)

Schedule 5.4-3

SCHEDULE 5.5

Financial Statements

1. 2003 Annual Report to Shareholders, including financial statements

2. Annual Report on Form 10-K for the period ended December 31, 2003, filed March 15, 2004

3. Quarterly Report on Form 10-Q for the period ended March 31, 2004, filed May 10, 2004

Schedule 5.5

SCHEDULE 5.8

Certain Litigation

NONE

Schedule 5.8

SCHEDULE 5.11

Patents

NONE

Schedule 5.11

SCHEDULE 5.12

ERISA Affiliates and Plans

PLAN TYPE	CARRIER/TPA/RECORD KEEPER	PLAN LEVEL (Organization, Group, or Branch)	DESCRIPTION
Medical	United Benefits	Group	Approximately 90 locations
Dental	Guardian	Organization	Organization-wide
Short-term Disability	Self-funded	Organization	Organization-wide
Long-term Disability	Principal	Organization	Organization-wide
Group Term Life	Principal	Organization	Organization-wide
AD&D	Cigna	Organization	Organization-wide
Voluntary Life - Employee	Principal	Organization	Organization-wide
Voluntary Life - Spouse	Principal	Organization	Organization-wide
Voluntary Life - Child	Principal	Organization	Organization-wide
FSA - Premiums	United Benefits	Organization	Organization-wide
FSA - Healthcare	United Benefits	Organization	Organization-wide
FSA - Dependent Care	United Benefits	Organization	Organization-wide
401(K)	Diversified Investment Advisors	Organization	Organization-wide
Defined Benefit - Frozen	Principal	Group	Former Poe Employees
Non-qualified Deferred Comp.	B&B and The Pangburn Company	Employee	Lesueur, Chuck
Non-qualified Deferred Comp.	B&B - self managed	Group	Former Poe Employees
Life Insurance -w/BB as Beneficiary	Multiple	Employee	Current & Former Executives
Medical-Other	Anthem BCBS	Group	VA Branches
Dental-Other	Anthem BCBS	Group	VA Branches
Medical-Other	Preferred Care	Group	Rochester, Wolcott (S. Tier), NY
Medical-Other	Anthem BCBS	Branch	Hartford, CT
Medical-Other	Horizon BCBS of NJ	Branch	Florham Park, NJ
Dental-Other	Horizon BCBS Dental PPO	Branch	Florham Park, NJ
Dental-Other	Horizon BCBS Dental DMO	Branch	Florham Park, NJ
Medical-Other	BCBS of Rochester	Branch	Syracuse, NY
Medical-Other	HealthNOW HMO	Branch	Syracuse, NY
Medical-Other	MVP HMO	Branch	Syracuse, NY
Medical-Other	MVP HMO (different plan)	Branch	Endicott, NY
Medical-Other	Gunderson Lutheran Health Plan	Branch	LaCrosse, WI
Medical-Other	Horizon BCBS of NJ	Branch	Marmora, NJ
Medical-Other	BCBS of WNY	Branch	Buffalo, Jamestown, NY
Medical-Other	Univera Health Care	Branch	Buffalo, NY
Medical-Other	Empire BCBS-HMO	Branch	Clifton Park, NY
Medical-Other	Horizon BCBS of NJ	Branch	New Jersey
Medical-Other	BCBS of Michigan	Branch	Flint,Clarkston, MI
Medical-Other	Capital BCBS	Group	Bethlehem, AFC, PA
Medical-Other	Anthem BCBS PPO	Branch	Manassas, VA
Medical-Other	Anthem Healthkeepers HMO	Branch	Manassas, VA
Medical-Other	Independence Blue Cross	Branch	Philadelphia, PA
Medical-Other	United Healthcare	Branch	Rome, NY

Schedule 5.12-1

Medical-Other	BCBS	Branch	Panama City, FL
Medical-Other	Capitol Health Plan	Branch	Tallahasse, FL
Medical-Other	Humana	Branch	Balcones-Southwest, TX
Medical-Other	Kaiser Permanete	Branch	Insurance Marketing Group, GA
Medical-Other	AmCare	Branch	El Paso, TX
Medical-Other	Humana	Group	AZ Branches, El Paso
Medical-Other	Principal	Group	NM Branches
Medical-Other	BC of CA HMO Saver/PPO	Branch	Brea, CA
Medical-Other	BC of CA California Care	Group	Several CA branches
Vision-Other	Vision Service Plan	Group	Several CA branches
Medical-Other	BC of CA POS/HMO	Group	Several CA branches
Dental-Other	BC of CA POS/HMO	Group	Several CA branches
Vision-Other	BC of CA POS/HMO	Group	Several CA branches
Medical-Other	Health Plan of Nevada	Branch	Las Vegas, NV
Medical-Other	Medica Health Ins Co	Branch	Mankato, MN
Medical-Other	United Health Care	Group	Colorado Branches
Medical-Other	BCBS of North Dakota	Group	North Dakota
Medical-Other	Pacificare of WA	Group	WA Offices
Vision-Other	Vision Services Plan	Group	WA Offices
Medical-Other	Predent Buyer Group	Group	WA Offices
Vision-Other	Pacific Vison Care	Group	WA Offices
Medical	Fortis	Group	WITTA
Medical	CIGNA Healthcare of NH - HMO	Group	McDuffee

Schedule 5.12-2

SCHEDULE 5.14

Use of Proceeds

The proceeds from the sale of the Notes will be used for general corporate purposes including repayment of existing senior debt and acquisitions.

Schedule 5.14

SCHEDULE 5.15

Existing Indebtedness

Amended and Restated Revolving and Term Loan Agreement, dated as of January 3, 2001, by and among Brown & Brown, Inc. and SunTrust Bank, as amended, with an outstanding principal balance of $45,000,000.06 and total availability of $0.

Revolving Loan Agreement, dated as of September 29, 2003, by and among Brown & Brown, Inc. and SunTrust Bank, as amended, with an outstanding principal balance of $14,940,000 and total availability of $60,060,000.

Guaranty Agreement, dated as of July 15, 2004, by the following direct or indirect subsidiaries of Brown & Brown, Inc. in favor of the Noteholders (purchasers of the Notes issued pursuant to the terms of the Note Purchase Agreement, dated as of July 15, 2004):

B & B Insurance Services, Inc.

Brown & Brown of California, Inc,

Brown & Brown of Lehigh Valley, Inc.

Brown & Brown of Washington, Inc.

Brown & Brown Insurance of Arizona, Inc.

Brown & Brown Insurance of Nevada, Inc.

Florida Intracoastal Underwriters, Limited Company

MacDuff Underwriters, Inc.

Madoline Corporation

Peachtree Special Risk Brokers, LLC

Program Management Services, Inc.

The Young Agency, Inc.

Schedule 5.15